Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

Exhibit 10.2

Stock PURCHASE AGREEMENT

By and between

GOODRX, iNC.,

AND

THERAPEUTICSMD, Inc.

With respect to purchase of all the outstanding capital stock of

VITACARE PRESCRIPTION SERVICES, INC.

Dated as of March 6, 2022

ARTICLE I THE STOCK PURCHASE		1
1.1	Purchase of the Shares from the Seller	1
1.2	Further Assurances	1
1.3	Base Purchase Price; Payment Distribution to Seller; Escrow	1
1.4	Closing Date Purchase Price; Closing Statement	2
1.5	Earn-Out	5
1.6	Repaid Indebtedness; Company Transaction Costs	6
1.7	The Closing	7
ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE SELLER		9
2.1	Title; Regulatory Approvals	9
2.2	Organization, Qualification and Corporate Power	10
2.3	Capitalization	10
2.4	Authorization of Transaction	10
2.5	[Reserved]	11
2.6	Subsidiaries	11
2.7	Financial Statements; Undisclosed Liabilities	11
2.8	Absence of Certain Changes	11

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Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

2.9	Consents and Requisite Governmental Approvals; No Violations	13
2.10	Tax Matters.	14
2.11	Ownership and Condition of Assets	16
2.12	Owned Real Property	16
2.13	Real Property Leases	16
2.14	Intellectual Property	17
2.15	Contracts	22
2.16	Accounts Receivable	24
2.17	Insurance	25
2.18	Litigation	25
2.19	Employees; Subcontractors	25
2.20	Employee Benefits and Bonus Plan	26
2.21	Environmental Matters	28
2.22	Legal Compliance	28
2.23	Permits	29
2.24	Health Care Matters	29
2.25	Customer and Supplier Relationships	31
2.26	Certain Business Relationships With Affiliates	31
2.27	Brokers’ Fees	31
2.28	International Trade and Anti-Corruption	31
2.29	Restrictions on Business Activities	32
2.30	Bank Accounts	32
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE BUYER		32
3.1	Organization and Corporate Power	32
3.2	Authorization of the Transaction	32
3.3	Litigation	32
3.4	Capital Resources	33
3.5	Consents and Requisite Governmental Approvals; No Violations	33
3.6	Brokers	33
3.7	Investment Purpose	33

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Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

ARTICLE IV COVENANTS		34
4.1	Certain Tax Matters	34
4.2	Proprietary Information	38
4.3	Cooperation in Litigation	39
4.4	Efforts; Agreement to Cooperate	40
4.5	Directors’ and Officers’ Indemnification	43
4.6	Ongoing Trademark Use	43
4.7	Conduct of Business of the Company	44
4.8	Access to Information; Books and Records	46
4.9	Exclusivity	47
4.10	Non-Solicitation; Non-Competition	47
4.11	Release	49
4.12	Termination of Certain Contracts	49
4.13	Employee Matters	49
4.14	Contributed Assets; Contributed Liabilities	50
ARTICLE V INDEMNIFICATION		50
5.1	Indemnification	50
5.2	Indemnification Claims	52
5.3	Survival of Representations and Warranties	53
5.4	Limitations	54
5.5	Treatment of Indemnity Payments	56
5.6	Choice of Indemnity	56
ARTICLE VI CONDITIONS TO THE CLOSING		56
6.1	Conditions to the Obligations of Each Party	56
6.2	Conditions to the Obligations of the Buyer	56
6.3	Conditions to the Obligations of the Seller	57

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Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

ARTICLE VII TERMINATION		57
7.1	Termination	57
7.2	Effect of Termination	58
7.3	Termination Fee	58
ARTICLE VIII MISCELLANEOUS		59
8.1	Press Releases and Announcements	59
8.2	No Third Party Beneficiaries	59
8.3	Entire Agreement	59
8.4	Succession and Assignment	59
8.5	Counterparts and Facsimile Signature	59
8.6	Headings	60
8.7	Notices	60
8.8	[Reserved.]	60
8.9	Amendments and Waivers	60
8.10	Severability	61
8.11	Expenses	61
8.12	Governing Law	61
8.13	Specific Performance	61
8.14	Construction	62
8.15	Independent Investigation; No Other Representations and Warranties	62
8.16	[Reserved.]	62
8.17	Provision Regarding Legal Representation	63

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (hereinafter referred to as this “Agreement”), dated as of March 6, 2022, by and between GoodRx, Inc., a Delaware corporation (the “Buyer”), and TherapeuticsMD, Inc., a Nevada corporation (the “Seller”). Capitalized terms not otherwise defined have the meaning set forth on Exhibit A.

RECITALS

WHEREAS, the Seller owns beneficially and of record one thousand (1,000) shares of common stock $0.01 par value per share of vitaCare Prescription Services, Inc., a Florida

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Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

corporation (the “Company”), which represent all the issued and outstanding capital stock of the Company (collectively, the “Shares”);

WHEREAS, the Company is licensed as a pharmacy in the United States and provides a suite of pharmaceutical commercialization support services related to prescription fulfillment, market access and patient support (such suite of pharmaceutical commercialization support services, the “Business”); and

WHEREAS, the Seller desires to sell, and the Buyer desires to purchase, all of the Shares as provided herein.

NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

ARTICLE I

THE STOCK PURCHASE

1.1 Purchase of the Shares from the Seller. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, the Buyer will purchase from the Seller, and the Seller will sell to the Buyer, all of the Seller’s rights, title and interests in and to the Shares free and clear of all Security Interests (other than any restrictions under the Securities Act and any state securities Laws) (the “Sale”) in exchange for the Purchase Price as provided herein.

1.2 Further Assurances. At any time and from time to time after the Closing, at the Buyer’s request and without further consideration, the Seller shall promptly execute and deliver such instruments of sale, transfer and confirmation, and take all such other action as the Buyer may reasonably request, to transfer, convey and assign to the Buyer, and to confirm the Buyer’s title to, all of the respective Shares.

1.3 Base Purchase Price; Payment Distribution to Seller; Escrow.

(a) At the Closing, the Buyer shall pay to the Seller in the Sale an aggregate amount, payable in cash, equal to (i) $150,000,000 (the “Base Purchase Price”), minus (ii) the Estimated Indebtedness, minus (iii) the Escrow Fund, minus (iv) the Estimated Company Transaction Costs, minus (v) the amount by which the Target Working Capital Amount exceeds the Estimated Working Capital (if any), plus (vi) the amount by which the Estimated Working Capital exceeds the Target Working Capital Amount (if any) plus (vii) the Estimated Cash (the amount calculated pursuant to the foregoing subclauses (i) through (vii) of this Section 1.3(a) shall be collectively referred to herein as the “Closing Date Purchase Price”, and the Closing Date Purchase Price as adjusted as provided in Section 1.4 and Article V plus any Earn-Out Payments actually received by the Seller pursuant to Section 1.5 shall collectively be referred to herein as the “Purchase Price”).

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Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

(b) At the Closing, an amount in cash shall be deposited by the Buyer with the Escrow Agent which is equal to $[***] for the purpose of securing the indemnification obligations of the Seller as set forth in this Agreement (the “Escrow Fund”). The Escrow Fund shall be held as a trust fund and shall not be subject to any Security Interest, trustee process or any other judicial process of any creditor of any party and shall be held and disbursed solely for the purposes and in accordance with the terms of the Escrow Agreement.

(c) The Buyer, the Company and the Escrow Agent shall be entitled to deduct and withhold from any amounts payable pursuant to this Agreement any amounts required by applicable Law to be withheld; provided, that the Buyer, the Company or the Escrow Agent, as applicable, shall use commercially reasonable efforts to provide the Seller with advance written notice prior to withholding any amounts pursuant to this Section 1.3(c), and shall work in good faith with the Seller to minimize any such withheld amounts to the extent permitted under applicable Law. Any amounts so withheld and remitted shall be treated for all purposes under this Agreement as an amount paid to the Person in respect of which such deduction and withholding was made. The parties agree that all payments made pursuant to this Agreement constituting compensation for income tax purposes shall be made through the Company’s payroll system.

1.4 Closing Date Purchase Price; Closing Statement.

(a) At least five (5) Business Days prior to the Closing Date, the Seller shall deliver to the Buyer a certificate, which shall be in form reasonably acceptable to the Buyer, executed by an officer of the Seller, that sets forth (i) the Seller’s good faith estimate of the Cash of the Company as of immediately preceding the Closing (the “Estimated Cash”), (ii) the Seller’s good faith estimate of the Adjusted Working Capital as of immediately preceding the Closing (the “Estimated Working Capital”), (iii) the Seller’s good faith estimate of the Indebtedness as of the Closing (the “Estimated Indebtedness”), (iv) the Seller’s good faith estimate of all Company Transaction Costs as of the Closing (the “Estimated Company Transaction Costs”), (iv) the Seller’s calculation of the Closing Date Purchase Price and (v) the Seller’s good faith estimate of the balance sheet of the Company at Closing.

(b) [Reserved.]

(c) Within sixty (60) days following the Closing Date, the Buyer shall prepare in good faith and deliver to the Seller the Closing Statement. The Buyer shall also promptly make available (and shall cause the Company to make promptly available) to the Seller and its Representatives all supporting workpapers and documents relied upon or used in connection with the preparation of the Closing Statement and reasonably cooperate with the Seller and its accountants and agents in their review of the Closing Statement.

(d) The Seller shall deliver to the Buyer, on or before the date that is thirty (30) days following the delivery of the Closing Statement (the “Objection Deadline Date”), either (i) a notice indicating that the Seller accepts the Closing Statement or (ii) a statement describing in reasonable detail its objections to the Closing Statement and the Seller’s grounds for such objections (the “Objection Statement”). If the Seller delivers to the Buyer a notice accepting the Closing Statement, or the Seller does not deliver an Objection Statement by the Objection Deadline

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Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

Date, then, effective as of either the date of delivery of such notice or as of 12:01 am ET on the day immediately following the Objection Deadline Date, the Closing Statement and the Buyer’s calculations of the Actual Adjusted Working Capital, Actual Cash, Actual Indebtedness, Actual Company Transaction Costs and the Recalculated Closing Date Purchase Price set forth therein shall be deemed to be the Final Closing Statement and the Final Adjusted Working Capital, Final Cash, Final Indebtedness. Final Company Transaction Costs and the Final Closing Date Purchase Price, respectively. If the Seller timely delivers an Objection Statement, such objections shall be resolved as follows:

(i) The Buyer and the Seller shall first use reasonable efforts to resolve such objections set forth in the Objection Statement.

(ii) If the Buyer and the Seller do not reach a resolution of all objections set forth in the Objection Statement within fifteen (15) days after delivery of such Objection Statement, the Buyer and the Seller shall, within fifteen (15) days following the expiration of such fifteen (15) day period, engage the Accountant, pursuant to a reasonable form of engagement agreement executed by the Buyer, the Seller and the Accountant, to resolve any remaining objections set forth in the Objection Statement (the “Unresolved Objections”), in each case, in accordance with the terms set forth herein.

(iii) The Buyer and the Seller shall jointly submit to the Accountant, within ten (10) days after the date of the engagement of the Accountant (as evidenced by the date of the engagement agreement), a copy of the Closing Statement, a copy of the Objection Statement, and a statement setting forth the resolution of any objections agreed to by the Buyer and the Seller. The Accountant will under the terms of its engagement have no more than thirty (30) days from the date of referral and no more than ten (10) Business Days from the final submission of information and testimony by the Buyer and the Seller within which to render its written decision with respect to the Unresolved Objections and the calculations set forth in the Closing Statement and/or any component thereof, whichever is in dispute. The Accountant shall review such submissions and base its determination solely on such submissions. The Accountant shall act as an arbitrator to determine, based solely on presentations and submissions by the Buyer and the Seller, and not by independent review, only those amounts still in dispute. In resolving any disputed item, the Accountant may not assign a value to any item greater than the greatest value for such item claimed by either Party or less than the lowest value for such item claimed by either Party. The Accountant’s final determination of the Closing Statement shall be deemed the Final Closing Statement and the Accountant’s final calculation of the Adjusted Working Capital as of immediately preceding the Closing, Cash of the Company as of immediately preceding the Closing, Indebtedness as of the Closing, Company Transaction Costs as of the Closing and calculation of the Closing Date Purchase Price (using the Final Adjusted Working Capital, Final Cash, Final Indebtedness and Final Company Transaction Costs instead of the Estimated Adjusted Working Capital, Estimated Cash, Estimated Indebtedness and Estimated Company Transaction Costs) shall be deemed the Final Adjusted Working Capital, Final Cash, Final Indebtedness, Final Company Transaction Costs and Final Closing Date Purchase Price, respectively. The fees and expenses of the Accountant with respect to the procedures described in this Section 1.4 shall be allocated between the Seller and Buyer in the same proportion that the aggregate amount of such remaining items of dispute submitted to the Accountant that are unsuccessfully disputed by each

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Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

such party (as finally determined by the Accountant) bears to the total amount of the items of dispute submitted, and such allocation of fees and expenses shall be calculated by the Accountant and such calculation shall be final and binding on the Parties. At any time, the Buyer and the Seller may agree to settle any objections raised in the Objections Statement, which agreement shall be in writing and, notwithstanding any other provision herein, shall be binding upon all of the Parties with respect to the subject matter of any such objection so resolved.

(iv) The resolution by the Accountant of the Unresolved Objections shall be conclusive and binding upon the Parties and enforceable by any court of competent jurisdiction. The Buyer and the Seller agree that the procedures set forth in this Section 1.4 for resolving any Disputes with respect to the Actual Adjusted Working Capital and Actual Cash, shall be the sole and exclusive method for resolving any such Disputes; provided, however, that, notwithstanding the foregoing, this Section 1.4 shall not (i) in any way limit Seller’s indemnification obligations under Section 5.1(a)(iii) with respect to Indebtedness and Company Transaction Costs or the Buyer’s ability to enforce its rights under Article V with respect to Indebtedness and Company Transaction Costs and the calculation of related Damages and (ii) prohibit either Party from instituting litigation or arbitration to enforce the ruling of the Accountant.

(e) [Reserved.]

(f) [Reserved.]

(g) If the Final Closing Date Purchase Price exceeds the Closing Date Purchase Price, then within five (5) days after the date on which the Final Closing Statement is finally determined pursuant to this Section 1.4, the Buyer shall pay to an account designated by the Seller the amount of such excess by wire transfer of immediately available funds.

(h) If the Final Closing Date Purchase Price is less than the Closing Date Purchase Price, (such deficiency being the “Downward Adjustment Amount”) then within thirty (30) days after the date on which the Final Closing Statement is finally determined pursuant to this Section 1.4, the Seller shall pay an amount in cash equal to the Downward Adjustment Amount to an account designated by the Buyer by wire transfer of immediately available funds.

(i) If the Final Closing Date Purchase Price is equal to the Closing Date Purchase Price, then no amount shall be owing by the Seller or the Buyer pursuant to this Section 1.4.

(j) Any payments pursuant to this Section 1.4 shall be treated as an adjustment to the Purchase Price for Tax purposes.

1.5 Earn-Out.

(a) No later than each of April 30, 2023, and April 30, 2024, the Buyer shall provide to the Seller a report (each, an “Earn-Out Report”) setting forth the Buyer’s good faith calculation of the Adjusted Revenue for the immediately preceding calendar year (each such calendar year, an “Earn-Out Period”).

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Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

(b) The Seller shall have a period of thirty (30) days after receipt of each Earn-Out Report to object to any information set forth therein. During such thirty (30) day period, the Buyer shall grant (and shall cause the Company to grant) the Seller and its Representatives reasonable access to the books, records and other documents relied upon or used in connection with the preparation of the applicable Earn-Out Report. In the event that the Seller disputes any information or calculation set forth in an Earn-Out Report, the Seller shall deliver written notice (an “Earn-Out Objection Certificate”) to the Buyer prior to the expiration of the thirty (30) day period described above, which Earn-Out Objection Certificate shall set forth with reasonable specificity each item to which the Seller objects and the Seller’s determination of Adjusted Revenue for the applicable Earn-Out Period. If the Seller does not deliver an Earn-Out Objection Certificate within such thirty (30) day period, the Buyer’s determination of Adjusted Revenue for the applicable Earn-Out Period (as set forth in the applicable Earn-Out Report) shall be binding and conclusive for all purposes.

(c) In event that an Earn-Out Objection Certificate is delivered, the Buyer and the Seller shall negotiate in good faith for a period of no less than ten (10) Business Days to resolve the dispute. If, following such negotiation period, all items of dispute have not been resolved, either party may submit the matter to the Accountant and the dispute resolution procedures set forth in Section 1.4(d) shall be applied, mutatis mutandis.

(d) If the Adjusted Revenue for an Earn-Out Period is ninety percent or more of the Earn-Out Target for such Earn-Out Period, the Buyer shall pay to an account designated by the Seller by wire transfer of immediately available funds an amount equal to (each an “Earn-Out Payment”) (i) if the Adjusted Revenue for such Earn-Out Period is equal to or greater than the applicable Earn-Out Target, $3,500,000 or (ii) if the Adjusted Revenue for such Earn-Out Period is at least equal to ninety percent (90%) of the Earn-Out Target but less than the Earn-Out Target, the product of (A) $3,500,000 multiplied by (B) a fraction, the numerator of which is equal to the Adjusted Revenue for such Earn-Out Period and the denominator of which is the applicable Earn-Out Target. Each Earn-Out Payment shall be paid to the Seller by the Buyer on or before ten (10) Business Days following such final determination. If the Adjusted Revenue for an Earn-Out Period is less than ninety percent (90%) of the applicable Earn-Out Target, then no Earn-Out Payment shall be owing to the Buyer with respect to such Earn-Out Period.

(e) In addition, and notwithstanding anything else herein to the contrary (but subject to Section 5.4(b), the Buyer shall have the right to withhold and set off against any Earn-Out Payment by the amount of any Damages for Excepted Matters and breaches of Special Representations, in each case, to which any Buyer Indemnified Party may be entitled under Article V of this Agreement (to the extent finally determined in accordance with Article V or mutually agreed upon by the Buyer and the Seller). If an Earn-Out Payment is so withheld and set off, then an amount equal to such Earn-Out Payment minus any amount so withheld and set off shall be paid to the Seller pursuant to Section 1.5(d).

(f) Notwithstanding anything in the Transaction Documents to the contrary, during the period beginning on the Closing and ending on the date upon which the Adjusted Revenue for calendar year 2023 is finally determined pursuant to this Section 1.5, the Buyer shall (and shall cause the Company to): (i) operate the Company and maintain the books and records of

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Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

the Company in such a manner as to allow for the accurate calculation of the Adjusted Revenue for each Earn-Out Period, (ii) not make any change in method of accounting or accounting policy with respect to the Company for purposes of determining Adjusted Revenue except as required by GAAP or applicable Law, and (iii) operate the Company in a manner not intentionally designed for the purpose of avoiding or reducing any Earn-Out Payment. Subject to the foregoing, each of the Parties acknowledges and agrees that the Buyer, the Company and their respective Affiliates shall have the right to conduct the business thereof in any manner that they determine and neither Buyer, the Company nor any of their respective Affiliates owe any duty, fiduciary or otherwise, to the Seller or any other Person in respect of the Earn-Out Payments or any other matters subject to this Section 1.5.

(g) The Parties hereto understand and agree that (i) the contingent rights to receive any Earn-Out Payment shall not be represented by any form of certificate or other instrument, are not transferable, except by operation of Law and do not constitute an equity or ownership interest in the Buyer or the Company, (ii) the Seller shall not have any rights as a stockholder of the Company as a result of the Seller’s contingent right to receive any Earn-Out Payment hereunder, and (iii) no interest is payable with respect to any Earn-Out Payment.

(h) Any payments pursuant to this Section 1.5 shall be treated as an adjustment to the Purchase Price for Tax purposes.

1.6 Repaid Indebtedness; Company Transaction Costs. It is contemplated by the Parties that, upon the Closing, the Indebtedness set forth on Schedule 1.6 (the “Repaid Debt”) will be repaid, and that such repayment will be funded with a portion of the Base Purchase Price. In order to facilitate such repayment, no less than five (5) Business Days prior to the Closing, the Seller shall cause the Company to obtain payoff letters for the Repaid Debt, which payoff letters will be in a form reasonably satisfactory to the Buyer, including wire instructions to which such amounts are to be paid and shall indicate that such lenders or persons have agreed to promptly release all Security Interests relating to the assets and properties of the Company upon receipt of the amounts indicated in such payoff letters. Subject to the terms and conditions set forth herein, at the Closing, the Buyer shall make or cause to be made the payments referenced in such payoff letters on the Closing Date in order to discharge the Repaid Debt covered thereby pursuant to Section 1.7(b)(iii). In addition, it is contemplated by the Parties that, upon the Closing, all of the Company Transaction Costs will be fully paid, and that such payment will be funded with a portion of the Base Purchase Price. In order to facilitate such payment, no less than five (5) Business Days prior to the Closing, the Seller shall deliver to the Buyer appropriate invoices for such Company Transaction Costs which shall include wire instructions to which such amounts are to be paid. Subject to the terms and conditions set forth herein, at the Closing, the Buyer shall make payment of the Company Transaction Costs on the Closing Date in order to discharge such amounts in accordance with such invoices pursuant to Section 1.7(b)(iv).

1.7 The Closing.

(a) The Sale will take place at the offices of the Buyer's legal counsel at 525 Middlefield Rd, Menlo Park, CA 94025, at 10:00 a.m. (local time) on the date that is two Business Days following the satisfaction or waiver of the conditions set forth in Article VI (other than those

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Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

conditions which by their terms are required to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or at such other time and place as the parties may mutually agree in writing. All transactions at the Closing shall be deemed to take place simultaneously, and no transaction shall be deemed to have been completed and no documents or certificates shall be deemed to have been delivered until all other transactions are completed and all other documents and certificates are delivered.

(b) Actions at the Closing. At the Closing:

(i) the Seller shall deliver to the Buyer the following certificates, instruments and documents:

(a) certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers);

(b) [***];

(c) a certificate executed by an executive officer of the Seller certifying that the conditions provided in Section 6.2(a), (b) and (c) have been satisfied;

(d) a duly completed and executed IRS Form W-9 from the Seller;

(e) the Audited Financial Statements and the Audit Opinion (which shall be delivered to the Buyer no less than five (5) days prior to Closing);

(f) copies of the resignations, effective as of the Closing, of each officer and director of the Company;

(g) a copy of a commercial agreement, substantially in the form of Exhibit B (the “Commercial Agreement”) duly executed by the Seller;

(h) a copy of the Escrow Agreement, substantially in the form attached hereto as Exhibit C (the “Escrow Agreement”), duly executed by the Seller;

(i) a copy of a Transition Services Agreement, substantially in the form attached hereto as Exhibit D (the “Transition Services Agreement”), duly executed by the Seller;

(j) reasonable evidence that all of the contracts required to be terminated pursuant to Section 4.12 have been terminated;

(k) copies of all consents and approvals set forth on Schedule 1.7(b)(i)(k);

(l) [***];

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Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

(m) to the extent the Closing occurs after May 5, 2022, the March 31, 2022 Review; and

(n) a certificate of good standing of the Company in its jurisdiction of organization, the articles of incorporation of the Company certified by the Florida Department of State, certificates as to the incumbency of officers of the Company and a copy of the resolutions of the Company authorizing its execution of the Transaction Documents to which it is a party;

(ii) the Buyer shall deliver to the Seller the following certificates, instruments and documents:

(a) a certificate signed on behalf of the Buyer by an executive officer of the Buyer indicating that the conditions provided in Section 6.3(a) and Section 6.3(b) have been satisfied; and

(b) certificates of good standing of the Buyer in its jurisdiction of organization, certificates as to the incumbency of officers and the adoption of authorizing resolutions;

(c) a copy of the Commercial Agreement duly executed by the Seller;

(d) a copy of the Escrow Agreement, duly executed by the Buyer and the Escrow Agent;

(e) a copy of the Transition Services Agreement, duly executed by the Buyer; and

(f) the Management Incentive Plan, substantially in the form of Exhibit E (the “Management Incentive Plan”), duly executed by Buyer;

(iii) the Buyer shall pay or cause to be paid to each lender of the Repaid Debt, by wire transfer of immediately available funds to the account(s) designated by such lenders, all amounts necessary to repay, on behalf of the Company, the Repaid Debt outstanding as of immediately prior to the Closing, in each case, in accordance with the applicable payoff letters delivered to the Buyer pursuant to Section 1.6;

(iv) the Buyer shall pay or cause to be paid, on behalf of the Company and/or the Seller, the Company Transaction Costs by wire transfer of immediately available funds to the account(s) designated by the payees thereof in accordance with the applicable invoices delivered to the Buyer pursuant to Section 1.6; provided, all Taxes included in Company Transaction Costs shall be retained by the Buyer for payment to the appropriate Governmental Entity;

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IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" EAST\188316910.16" "" EAST\188316910.16

Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

(v) the Buyer shall deposit the Escrow Fund with the Escrow Agent by wire transfer of immediately available funds in accordance with Section 1.3(b) and the wire instructions provided by the Escrow Agent; and

(vi) the Buyer shall pay or cause to be paid to the Seller (in accordance with wire instructions provided by the Seller) an amount equal to the Closing Date Purchase Price by wire transfer of immediately available funds pursuant to Section 1.3(a).

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller, represents and warrants to the Buyer that, except as set forth in the Disclosure Schedule, the statements contained in this Article II are true and correct as of the date of this Agreement and will be true and correct as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date). The Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Article II. The disclosures in any section or subsection of the Disclosure Schedule shall qualify such other sections and subsections in this Article II to which such disclosure reasonably relates based upon a plain reading of the face of such disclosures.

2.1 Title; Regulatory Approvals.

(a) The Seller is the record and beneficial owner of, and has good and marketable title to, the Shares that are to be sold, transferred and conveyed to the Buyer by the Seller pursuant to this Agreement, free and clear of any and all Security Interests (other than any restrictions under the Securities Act and any state securities Laws). The Shares have been issued in compliance with all applicable state and federal securities Laws and have not been issued in violation of any preemptive rights or rights of first refusal or similar rights. Upon consummation of the Sale, the Buyer shall have good and marketable title to the Shares free and clear of all Security Interests (other than any restrictions under the Securities Act and any state securities Laws).

(b) Neither the Company nor the Seller is a party to, subject to or bound by any agreement or Order which would prevent the execution or delivery of this Agreement by the Seller or the sale and transfer of the Shares to be sold by the Seller to the Buyer pursuant to the terms hereof. There are no profits interests, profit participation or similar rights with respect to the Company. There are no bonds, debentures, notes or other indebtedness of the Company that have the right to vote or consent (or, convertible into, or exchangeable for, securities having the right to vote or consent) on any matters on which stockholders (or other equityholders) of the Company may vote. There are no voting trusts, irrevocable proxies or other contracts, agreements or understandings to which the Company or the Seller are a party or is bound with respect to the voting, sale, transfer, conveyance, gift or consent of any Shares or other the equity interests of the Company.

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IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" EAST\188316910.16" "" EAST\188316910.16

Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

2.2 Organization, Qualification and Corporate Power.

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Florida and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. The Company is qualified to transact business and, where applicable, is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except as would not reasonably be expected to have a Material Adverse Effect. Section 2.2(a) of the Disclosure Schedule lists (a) the officers and directors of the Company and (b) the jurisdictions in which the Company is qualified to do business. The Company has made available a true and correct copy of its Governing Documents and such Governing Documents are in full force and effect. Neither the Company nor the Seller is in violation of its Governing Documents. The Seller has not approved or proposed any amendment to any of the Company’s Governing Documents or the Seller’s Governing Documents.

(b) Seller is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to carry on its businesses as now being conducted, except where the failure to have such power or authority would not prevent or materially delay the consummation of the transactions contemplated hereby.

2.3 Capitalization.

(a) The Shares that are to be sold, transferred and conveyed to the Buyer by the Seller pursuant to this Agreement comprise all of the issued and outstanding capital stock and equity interests of the Company, and the Shares have been duly authorized and validly issued and are fully paid and non-assessable and free and clear of preemptive rights and Security Interests. There are outstanding (i) no securities of the Company that are convertible into or exchangeable for, at any time, equity securities of the Company, and (ii) no options, warrants, calls, puts or other rights to acquire from the Company, and no obligations of the Company to issue, any equity securities or securities convertible into or exchangeable for equity securities of the Company. There are no outstanding equity appreciation rights, profits interests, phantom stock or similar rights with respect to the Company.

(b) There are no obligations, contingent or otherwise, of the Company to (i) repurchase, redeem or otherwise acquire any Shares or other equity interests of the Company, or (ii) provide material funds to, or make any material investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any Person.

2.4 Authorization of Transaction. The Seller has all requisite power and authority to execute and deliver the Transaction Documents (to which it is a party) and to perform its obligations hereunder and thereunder. The execution and delivery by the Seller of this Agreement and the performance by the Seller of the Transaction Documents (to which it is a party) and the consummation by the Seller of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action, corporate or otherwise, on the part of the Seller.

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IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" EAST\188316910.16" "" EAST\188316910.16

Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

This Agreement has been duly and validly executed and delivered by the Seller and constitutes, and each of the Ancillary Agreements (to which it is a party), upon its execution and delivery by the Seller, will constitute, a valid and binding obligation of the Seller, enforceable against the Seller (assuming the due authorization, execution and delivery by the other parties hereto and thereto) in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to rules of law and equity governing specific performance, injunctive relief and other equitable remedies and general equity principles.

2.5 [Reserved].

2.6 Subsidiaries. The Company has no, and has never had any, Subsidiaries and does not control directly or indirectly or have any direct or indirect equity participation or similar interest in any corporation, partnership (or entity or arrangement treated as a partnership for U.S. federal income Tax purposes), limited liability company, joint venture, entity, trust or other business association or Person.

2.7 Financial Statements; Undisclosed Liabilities.

(a) The Company has provided true and complete copies of the Financial Statements to the Buyer which are set forth on Section 2.7 of the Disclosure Schedule. The Financial Statements (i) comply in all material respects with GAAP, (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and consistent with past practices (except as may be quantified in the notes to such financial statements), except that the Financial Statements are subject to normal and recurring year-end adjustments and (iii) fairly present the financial position of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods indicated, consistent in all material respects with the books and records of the Company (which books and records are, in turn, accurate and complete in all material respects).

(b) The Company has no liabilities of a type that would be required to be reflected on a balance sheet prepared in accordance with GAAP other than (i) those set forth in Section 2.7(b) of the Disclosure Schedule, (ii) those set forth in the Financial Statements; or (iii) those incurred in the conduct of the Company’s Ordinary Course of Businesses (none of which is a Liability resulting from, arising out of, relating to, in the nature of, or caused by any breach of Contract, breach of warranty, tort, infringement, violation of Law, environmental matter, claim or Action).

2.8 Absence of Certain Changes. Since December 31, 2021, (i) there has occurred no event or development which has had Material Adverse Effect, (ii) the Company has conducted its businesses only in the Ordinary Course Business (except with respect to any assignment or transfer contemplated by Section 4.14), and (iii) except with respect to any assignment or transfer contemplated by Section 4.14, the Company has not taken any of the following actions:

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IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" EAST\188316910.16" "" EAST\188316910.16

Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

(a) issued or sold any capital stock or other securities or any options, warrants or other rights to acquire any such shares of capital stock, securities convertible or exchangeable into equity securities or other securities;

(b) declared, set aside or paid any dividend or other distribution (whether in cash, capital stock or property or any combination thereof) in respect of its Shares;

(c) created, incurred, or assumed any Indebtedness (including obligations in respect of capital leases); assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person; or make any loans, advances or capital contributions to, or investments in, any other Person;

(d) other than in the Ordinary Course of Business, entered into, adopted, amended or terminated any Benefit Plan or any other compensation, benefit or bonus plan, program, policy or arrangement, or entered into any employment or severance agreement or deferred compensation arrangement that provides annual base compensation in excess of $100,000;

(e) except for normal increases and bonuses in the Ordinary Course of Business, increased in any manner the compensation or fringe benefits of its directors, officers or employees, generally or individually, or paid any bonus or other benefit to its directors, officers or employees (except for existing payment obligations listed in Section 2.20(a) of the Disclosure Schedule);

(f) hired any new officers or (except in the Ordinary Course of Business) any new employees in each case who earn annual base compensation in excess of $100,000;

(g) acquired, sold, leased, licensed or disposed of any material assets or property (including any shares, membership interests or other equity interests in or securities of any Person) of more than $100,000, other than purchases and sales of assets in the Ordinary Course of Business;

(h) mortgaged or pledged any of its property or assets or subject any such property or assets to any Security Interest;

(i) discharged or satisfied any Security Interest or pay any obligation or Liability other than in the Ordinary Course of Business;

(j) amended the Company’s Governing Documents or other organizational documents in a manner that would have an adverse effect on the transactions contemplated by this Agreement;

(k) changed its accounting methods, principles or practices, except as far as may be required by a generally applicable change in GAAP;

(l) made, changed or rescinded any material Tax election, adopted or changed any method of Tax accounting, filed any Tax Return in a manner inconsistent with past practice, filed any amended Tax Return, entered into any closing agreement with respect to Taxes, settled or compromised any Tax Action relating to Taxes of the Company or a Tax Return, consented to any extension or waiver of the limitations period applicable to any Tax Action relating to Taxes

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IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" EAST\188316910.16" "" EAST\188316910.16

Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

or a Tax Return of the Company, entered into a Tax Sharing Agreement, or assessment or surrendered any right to claim a refund of Taxes;

(m) accelerated the collection of accounts receivable or delayed payment of accounts payable, or changed cash management policies other than in the Ordinary Course of Business;

(n) entered into any transaction or Contract, or made any commitment, relating to and material to the Company’s business, other than in the Ordinary Course of Business;

(o) made or committed to make any capital expenditure of more than $100,000;

(p) instituted or settled any Action, or amended, terminated, cancelled, or compromised any material claims of the Company, or waived any substantial rights of the Company;

(q) suffered any material damage, casualty, or Loss with respect to the assets of the Company, in excess of $100,000 in the aggregate, other than those not fully covered by insurance; or

(r) took any action or failed to take any action permitted by this Agreement with the Knowledge that such action or failure to take action would result in any of the representations and warranties of the Company set forth in this Agreement not being true and correct at the Closing;

(s) failed to renew any Permit due for renewal or

(t) agreed to take any of the foregoing actions.

2.9 Consents and Requisite Governmental Approvals; No Violations. Except as set forth on Section 2.9 of the Disclosure Schedule assuming the truth and accuracy of the representations and warranties of the Buyer set forth in Section 3.5 (Consents and Requisite Governmental Approvals; No Violations), no notices to, declarations or filings with, or authorizations, consents or approvals of any Governmental Entity or other Person are necessary for the execution, delivery or performance by the Company or Seller of this Agreement or the Ancillary Documents to which the Company or Seller is a party or the consummation by the Company or Seller of the transactions contemplated hereby and thereby, except for compliance with and filings under the HSR Act. Neither the execution, delivery or performance by the Seller of this Agreement or the Ancillary Documents to which the Seller is (or will at the Closing be) a party nor the consummation by the Seller of the transactions contemplated hereby or thereby will (a) conflict with or result in any breach of any provision of the Seller’s Governing Documents or the Company’s Governing Documents, (b) except as set forth on Section 2.9 of the Disclosure Schedule, result in a violation or breach of, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the material terms, conditions or provisions of any Company Agreement, (c) violate any order, writ, injunction, decree, law, statute, rule or regulation of any

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Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

Governmental Entity having jurisdiction over the Company or any of its properties or assets or (d) except as contemplated by this Agreement, result in the creation of any Security Interest upon any of the assets of the Company.

2.10 Tax Matters.

(a) All income and other material Tax Returns required to be filed by, or with respect to, the Company, have been timely and properly filed, and such Tax Returns are true, correct and complete in all material respects. All Taxes (whether or not shown to be due on such Tax Returns) due and payable by, or with respect to, the Company have been timely and properly paid.

(b) No Tax Actions are currently pending or being conducted with respect to the Company and no deficiencies for Taxes with respect to the Company have been claimed, proposed or assessed in writing by any Governmental Entity, which deficiency has not yet been settled. Within the last five (5) years, no Tax Return of, or with respect to, the Company has been the subject of an audit by a Governmental Entity. The Company is not subject to any currently effective order, judgment, ruling or decree of any court or Governmental Entity with respect to any Tax.

(c) The Company has not consented to extend the time, nor is the Company the beneficiary of any extension of time, in which any amount of Tax may be assessed or collected by any Governmental Entity, other than any such extensions that are no longer in effect.

(d) The Company is not engaged in or participated, within the meaning of Treasury Regulations Section 1.6011-4(c), in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

(e) There are no Security Interests for Taxes on any of the assets of the Company other than statutory Security Interests for Taxes not yet due and payable.

(f) During the two (2) year period ending on the date of this Agreement, the Company was not a distributing corporation nor a controlled corporation in a transaction intended to be governed by Section 355 or Section 361 of the Code.

(g) The Company (i) has not been a member of an affiliated group or filed or been included in a combined, consolidated or unitary income Tax Return (other than a group the common parent of which was Seller), and (ii) does not have any liability for the Taxes of any Person (other than any other member of a Seller Consolidated Group) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-United States law), as a transferee or successor, by operation of Law or pursuant to any Tax Sharing Agreement. The Company is not a party to or bound by any Tax Sharing Agreement. The Company is not a party to any joint venture, partnership or other arrangement that is treated as a partnership for Tax purposes.

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Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

(h) All Taxes that the Company has been required to collect or withhold from payments to third parties have been duly collected or withheld and, to the extent required, have been duly paid to the proper Governmental Entity. All IRS Forms W-2 and 1099 (and any comparable forms under state, local and foreign Tax Law) required with respect thereto have been properly completed and timely filed. The Company is in compliance with, and its records contain all information and documents necessary to comply with, all applicable information reporting and withholding requirements under applicable laws relating to Tax.

(i) The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any Post-Closing Tax Period as a result of any (i) change in method of accounting or use of the cash method or an improper method of accounting for a taxable period ending on or prior to the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date, (iii) installment sale or open transaction disposition made on or prior to the Closing Date; (iv) prepaid or deposit amount received or deferred revenue accrued on or prior to the Closing Date, or (v) excess loss account or deferred intercompany item described in Treasury Regulations under Section 1502 of the Code (or any corresponding provision of state, local or foreign Tax Law).

(j) There is no power of attorney given by or binding upon the Company with respect to Taxes for any period for which the statute of limitations (including any waivers or extensions) has not yet expired that is currently in effect.

(k) No written claim has been made by a Governmental Entity in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to Taxes assessed by such jurisdiction.

(l) The Company is not subject to Tax in any jurisdiction, other than the United States, by virtue of having a permanent establishment, fixed place of business, or otherwise.

(m) The Company has not (i) deferred, extended or delayed the payment of the employer’s share of any “applicable employment taxes” under Section 2302 of the CARES Act or “Applicable Taxes” as defined in IRS Notice 2020-65, as modified by the Section 274 of Division N of the CCA, (ii) received or applied for any credits under Sections 7001 through 7005 of the Families First Coronavirus Response Act (Pub. L. 116-127), Section 2301 of the CARES Act (as modified by Section 206 of Division EE of the CCA), and Section 303 of Division EE of the CCA, or (iii) sought, and does not intend to seek, a covered loan under paragraph (36) of Section 7(a) of the Small Business Act (15 U.S.C. 636(a)), as added by Section 1102 of the CARES Act and as modified by Section 311 of Division N of the CCA.

(n) The Company has (i) properly collected all sales Taxes required to be collected in the time and manner required by any applicable Laws and remitted all such sales Taxes and applicable use Taxes to the applicable Governmental Entity in the time and in the manner required by any applicable Laws, (ii) returned all sales Taxes erroneously collected from any Person to such Person (or, if such Person cannot be located or is no longer in business, remitted such sales Tax to the appropriate Governmental Entity) in the time and in the manner required by

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IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" EAST\188316910.16" "" EAST\188316910.16

Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

any applicable Law and (iii) collected and maintained all resale certificates required to qualify for any exemption from the collection of sales Taxes.

(o) Section 2.10(o) of the Disclosure Schedule sets forth each jurisdiction and the types of Tax Returns in which the Company (or the Seller solely with respect to the Company) files, is required to file or since January 1, 2018, has been required to file a Tax Return, or has been liable for any Taxes, including on a “nexus” basis in connection with the ownership, operation or management of the business or assets of the Company.

(p) The Company is a member of a “selling consolidated group” as such term is defined in Treasury Regulations Section 1.338(h)(10)-1(b)(2) and Seller is eligible to make a valid election under Section 338(h)(10) of the Code with respect to the Company.

(q) None of the Subsidiaries of the Seller (including the Company) are or have ever been “controlled foreign corporations” within the meaning of Code Section 957(a).

(r) The Company has not incurred any Liabilities for Taxes since the date of the Financial Statements outside of the Ordinary Course of Business.

2.11 Ownership and Condition of Assets. The Company is the true and lawful owner, and has good title to, or a valid leasehold in, all of the tangible assets purported to be owned by the Company, free and clear of all Security Interests (other than any restrictions under the Securities Act and any state securities Laws). The Company owns or leases all tangible assets sufficient for the conduct of its businesses as presently conducted. All of the tangible personal property owned or used by the Company in the operation of its businesses is in good condition and repair suitable for the uses for which they are currently being used, subject to ordinary wear and tear.

2.12 Owned Real Property. The Company has no, and has never owned any, real property.

2.13 Real Property Leases. Section 2.13 of the Disclosure Schedule lists all Leases. The Company has delivered to the Buyer complete and accurate copies of the Leases. With respect to each Lease:

(a) such Lease is legal, valid, binding, enforceable against the Company and in full force and effect, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to rules of law and equity governing specific performance, injunctive relief and other equitable remedies and general equity principles;

(b) the transactions contemplated by this Agreement shall not constitute a material breach or event of default or require the consent or approval of any party and such Lease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing;

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Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

(c) neither the Company nor, to the Knowledge of the Company, any other party, is in breach or violation of, or default under, any such Lease, and no event has occurred, is pending or, to the Knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or, to the Knowledge of the Company, any other party under such Lease;

(d) there are no Actions, condemnation proceedings or forbearance programs in effect or pending as to such Lease;

(e) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

(f) to the Knowledge of the Company, all facilities leased or subleased thereunder are supplied with utilities and other services adequate for the operation of said facilities as currently operated; and

(g) to the Knowledge of the Company, there is no Security Interest, easement, covenant or other restriction applicable to the real property subject to such lease which would reasonably be expected to materially impair the current uses or the occupancy by the Company of the property subject thereto.

2.14 Intellectual Property.

(a) Company Registrations. Section 2.14(a) of the Disclosure Schedule lists all Company Registrations, in each case enumerating specifically the applicable filing or registration number, title, jurisdiction in which filing was made or from which registration issued, date of filing or issuance, names of all current applicant(s) and registered owners(s), as applicable. All assignments of Company Registrations that constitute Patent Rights to the Company have been duly executed and recorded in the United States Patent and Trademark Office or relevant foreign patent offices. All Company Registrations that have actually been granted are valid and enforceable and all issuance, renewal, maintenance and other similar payments that are or have become due with respect thereto to the relevant Governmental Entities have been timely paid by or on behalf of the Company.

(b) Prosecution Matters. There are no actions or proceedings relating to the validity, enforceability, scope, ownership or infringement of any of the Company Registrations declared or commenced, or to the Knowledge of the Company threatened, including without limitation any inventorship challenges, opposition or nullity proceedings or interferences with respect to any Patent Rights included in the Company Registrations. The Company has complied with its duty of candor and disclosure to the United States Patent and Trademark Office and any relevant foreign patent office with respect to all Patent and Trademark applications filed by or on behalf of the Company and has made no material misrepresentation in such applications. The Company has not received any written and formal opinion of counsel specifically opining as to the likelihood of obtaining or not obtaining rights in any Company Owned Intellectual Property.

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Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

(c) Ownership; Sufficiency. Each item of Company Intellectual Property will be owned or available for use by the Company immediately following the Closing on similar terms and conditions as it was immediately prior to the Closing. Section 2.14(c) of the Disclosure Schedule lists (i) all Company Owned Intellectual Property (whether or not registered) and (ii) all Company Licensed Intellectual Property that are material to the Business. The Company is the sole and exclusive owner of all Company Owned Intellectual Property, free and clear of any Security Interests. The Company Intellectual Property constitutes all Intellectual Property used by the Company or necessary to Exploit the Customer Offerings and conduct the Company’s business as currently conducted

(d) Protection Measures. The Company has taken customary and commercially reasonable measures to protect the proprietary nature of each item of material Company Owned Intellectual Property, and to maintain in confidence all trade secrets and confidential information incorporated in the Customer Offerings. No written complaint alleging an improper use or disclosure of, or a breach in the security of, any such information exists as of the date of this Agreement or, to the Knowledge of the Company, is threatened against the Company. No written complaint exists against the Company as of the date of this Agreement alleging unauthorized disclosure by the Company of any trade secrets or confidential information in the possession, custody or control of the Company (whether such trade secrets or information belong to the Company or a third party).

(e) Infringement by the Company. None of the Customer Offerings, or the Exploitation thereof by the Company infringes or violates, or constitutes a misappropriation of, as of the date of this Agreement or at any time during the six (6) years prior to the date of this Agreement, any Intellectual Property rights of any third party, violates any right of any Person (including any right to privacy or publicity), or constitutes unfair competition or trade practices under the laws of any jurisdiction. None of the Internal Systems or the Company’s current Exploitation thereof (excluding portions of Internal Systems which are licensed from or provided by third parties) infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any third party. Section 2.14(e) of the Disclosure Schedule lists any written complaint, claim or notice, or threat of any of the foregoing (including any notification that a license under any Patent is or may be required), received by the Company at any time during the six (6) years prior to the date of this Agreement alleging any such infringement, violation or misappropriation and any request or demand for indemnification or defense received by the Company from any reseller, distributor, customer, user or any other third party; and the Company has provided to the Buyer copies of all such complaints, claims, notices, requests, demands or threats.

(f) Infringement of Rights. To the Knowledge of Seller, no Person (including any current or former employee or consultant of Company) is infringing, violating or misappropriating any of the Company Owned Intellectual Property or any Company Licensed Intellectual Property which is exclusively licensed to the Company.

(g) Patents. With respect to each application for a Patent owned or filed by the Company, (i) before filing such application, the Company diligently conducted a due diligence review and investigation for prior art, and, to the knowledge of the Company, there is no prior art that would prevent (or would have prevented) a Patent from issuing or that might render such

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Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

Patent invalid or unenforceable, (ii) any such application that is still pending has been diligently prosecuted in a timely manner, (iii) such Patent application was filed in the name of the proper inventor(s), each inventor shown on such Patent application has assigned to the Company all of such inventor’s right, title and interest in and to the Patent application; and (iv) the Company has not engaged in any conduct, or omitted to perform any act, the result of which would invalidate any of such Patents or render any of them unenforceable, including by (A) making any public disclosure, sale or offer for sale, prior to filing the application for any such Patent, (B) making intentional misrepresentations or misstatements of information, or intentionally failing to disclose information, during the prosecution of the application for any such Patent, or (C) failing to disclose prior art in connection with the prosecution of any such Patent.

(h) Outbound IP Agreements. Section 2.14(h) of the Disclosure Schedule identifies each existing Contract pursuant to which the Company has assigned, transferred, licensed or otherwise granted any similar right to any Person, or covenanted not to assert any right, with respect to any Company Intellectual Property, other than in connection with the sale, license or provision of Customer Offerings in the Ordinary Course of Business. The Company is not party to any written agreement in which it has agreed to indemnify any Person against any infringement, violation or misappropriation of any Intellectual Property rights with respect to any Customer Offerings, other than in connection with the Exploitation of the Customer Offerings. The Company is not a member of or party to any patent pool, industry standards body, trade association or other organization pursuant to the rules of which it is obligated to license any existing or future Company Owned Intellectual Property to any person, and none of the Patents owned by the Company have been declared to or by any such organization as essential, or potentially essential, to any industry standard.

(i) Inbound IP Agreements. Section 2.14(i) of the Disclosure Schedule identifies (i) each license or agreement pursuant to which the Company has obtained rights to each item of Company Licensed Intellectual Property that is material to the business of the Company as currently conducted and that is not incidental to products, Software, or services licensed or used by the Company (excluding currently-available, off the shelf software programs) and (ii) each agreement, contract, assignment or other instrument pursuant to which the Company has obtained any ownership interest in or to each item of Company Owned Intellectual Property.

(j) Source Code. The Company has not licensed, distributed or disclosed, and knows of no distribution or disclosure by others (including its employees and contractors) of, the Company Source Code to any person, except (a) to its employees, developers and other services providers in the Ordinary Course of Business, or (b) pursuant to the agreements listed in Section 2.14(j) of the Disclosure Schedule, and the Company has taken all commercially reasonable physical and electronic security measures to prevent disclosure of such Company Source Code. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, nor will the consummation of the transactions contemplated hereby, result in the disclosure or release of such Company Source Code by the Company or escrow agent(s) or any other person to any third party.

(k) Authorship. All of the material Software and Documentation comprising, incorporated in the Customer Offerings or Internal Systems (excluding portions of Internal

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IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" EAST\188316910.16" "" EAST\188316910.16

Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

Systems which are licensed from or provided by third parties) have been designed and authored by regular employees of the Company within the scope of their employment or by independent contractors of the Company, in each case who have executed valid and binding agreements expressly assigning all right, title and interest in such copyrightable materials to the Company, and have no residual claim to such material Software and Documentation.

(l) Section 2.14(l) of the Disclosure Schedule lists all Open Source Materials that the Company uses in the Customer Offerings.

(m) Use of Open Source Materials. The Company has not used Open Source Materials in a manner that creates obligations for the Company with respect to the Customer Offerings such that the Company Source Code or other Software combined or used with, incorporated into, derived from, made available or distributed with such Open Source Materials (but excluding the Open Source Materials themselves) must be (x) disclosed or distributed in source code form, (y) licensed for the purpose of making derivative works, or (z) redistributable at no charge or minimal charge).

(n) Assignments. Copies of the Company’s standard form of proprietary information, confidentiality and assignment agreement for employees and the Company’s standard form of consulting agreement containing proprietary information, confidentiality and assignment provisions are attached to Sections 2.14(n)(1) and Section 2.14(n)(2), respectively, of the Disclosure Schedule. All current and former employees and independent contractors of the Company, in each case involved in creating Company Owned Intellectual Property, have executed such applicable form of agreement.

(o) Quality. The portions of the Customer Offerings that consist of Software are free from significant defects in design, workmanship and materials and conform to the Company’s written specifications therefor. The portions of the Customer Offerings that consist of Software do not contain any disabling device, virus, worm, back door, Trojan horse or other disruptive or malicious code that may or are intended to impair their intended performance or otherwise permit unauthorized access to, hamper, delete or damage any computer system, software, network or data; provided, that the foregoing excludes features introduced by the Company for remote management, suspension, shutdown and other similar actions authorized by the Company or by a Company customer. There are no outstanding warranty claims, contractual terminations or requests for settlement or refund due to the failure of the Customer Offerings that comprise Software to meet their specifications or otherwise to satisfy end user needs or for harm or damage to any third party. No (1) Customer Offering owned by the Company, (2) material published or distributed by the Company, or (3) conduct or statement of the Company constitutes a defamatory statement or false advertising. The definition of false advertising excludes normal errors and omissions for which the Company maintains review processes for correction.

(p) Support and Funding. The Company has not received any support, funding, resources or assistance from any university, college or other educational institution or any Governmental Entity, excluding immaterial support which imposed no obligations or limitations on the Company, in connection with the Exploitation of the Customer Offerings or use of the Internal Systems (excluding portions of Internal Systems which are licensed from or provided by

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Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

third parties) such that any Governmental Entity has obtained an ownership or license right to such Customer Offerings or Internal Systems.

(q) Restrictions on Business. Neither this Agreement nor the transactions contemplated by this Agreement, will cause: (i) the Company to grant after the Closing Date to any third party any materially different right to or with respect to any Company Intellectual Property compared to the rights granted by the Company on or prior to the Closing Date to such third party, (ii) the Company, to be bound by, or subject to, any non-compete or other restriction on the operation or scope of their respective businesses that did not exist as of the Closing Date, or (iii) the Company to be obligated to pay any royalties or other license fees with respect to Intellectual Property of any third party in excess of those payable by the Company in the absence of this Agreement or the transactions contemplated hereby.

(r) Data Privacy.

(i) The Company does and has during the prior six (6) years: (a) materially complied in all respects with its published privacy notices, policies and internal privacy notices, policies and guidelines and all applicable Laws (including Information Privacy and Security Laws and other Laws relating to data privacy, data protection and data security, including with respect to the collection, storage, transmission, transfer (including cross-border transfers), disclosure, destruction, processing and use of Personal Information, including Information Privacy and Security Laws and other Health Care Laws, and (b) taken commercially reasonable administrative, technical, and physical measures to ensure (1) the confidentiality, integrity, availability, and security of Personal Information and confidential Company information and (2) that Personal Information and confidential Company information is protected against loss, damage, and unauthorized access, use, disclosure, modification, destruction, processing, or other misuse. The Company has not purchased, commercialized, or sold any De-Identified Data or Personal Information in violation of Information Privacy and Security Laws. No Person has withdrawn their consent to any use or processing of his or her Personal Information or requested erasure of or amendment to their Personal Information by the Company where the Company received such withdrawal or request and has not complied with such request. The Company does test and during the six (6) years prior to the date of this Agreement has tested its information security program and its Internal Systems deployed within the Company’s facilities and servicing the Company’s customers on a periodic basis and uses commercially reasonable efforts to remedy any vulnerabilities identified by such tests at a level of speed and diligence commensurate with the type of information and vulnerabilities identified. As of the Closing Date, no Internal Systems or Customer Offering contains any outstanding critical- or high-severity threats, vulnerabilities, or deficiencies. In the six (6) years prior to the date of this Agreement, no breach, loss, damage, or unauthorized or illegal access, use, modification, or other misuse of any Personal Information maintained by or on behalf of the Company has occurred. During the prior five (5) years, the Company’s information technology systems and Internal Systems have not contained or been subject to any Malicious Code. During the prior five (5) years, there has been no material failure in the Company’s information technology systems or Internal Systems, which has not been remedied or replaced in all material respects. The Company has not used or run unsupported, unpatched, or end-of-life software or operating systems on the Company’s information technology systems or Internal Systems. During the prior five (5) years, the Company has used commercially

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IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" EAST\188316910.16" "" EAST\188316910.16

Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

reasonable efforts in compliance with Information Privacy and Security Laws to secure all Company technology prior to selling, distributing, deploying, or making it available, and has made patches and updates to that Company technology available in accordance with industry standards commensurate with the health care industry. The (i) collection, storage, processing, transfer, sharing and destruction of Personal Information, and (ii) the execution, delivery and performance of this Agreement and the consummation of the Sale, in each case, complies (and, in each case, will comply post-Closing if the Business is operated by the Buyer and its Affiliates (including the Company) in the same manner as operated by the Company on or immediately prior to the Closing) with the Company’s applicable privacy notices and policies described in Section 2.14(r) of the Disclosure Schedule as such currently exist and as they existed at any time during which any of the Personal Information was collected or obtained and with all applicable Information Privacy and Security Laws (including any such Laws in the jurisdictions where the applicable information is collected). The Company has at all times made all disclosures to, and obtained any necessary consents and authorizations from, users, customers, employees, contractors and other applicable Persons required by applicable Laws and Information Privacy and Security Laws related to privacy and data security and have filed any required registrations with the applicable data protection authority.

(ii) With respect to credit card transactions processed by the Company during the six (6) years prior to the date of this Agreement, the Company is, and for the six (6) years prior to the Closing Date was, in compliance with all applicable aspects of the Payment Card Industry Data Security Standard (PCI-DSS).

2.15 Contracts.

(a) Section 2.15 of the Disclosure Schedule lists the following Contracts (each Contract disclosed or required to be disclosed on Section 2.15 of the Disclosure Schedule, a “Company Agreement”) (written or oral) currently in effect to which the Company is a party:

(i) any Lease or lease of personal property from or to third parties providing for lease payments in excess of $100,000;

(ii) any Contract (or group of related Contracts) for the purchase, manufacture or sale of products or for the furnishing or receipt of services in which the Company has granted exclusive manufacturing rights, “most favored nation” pricing provisions, exclusive marketing or distribution rights, rights of refusal, rights of first negotiation or similar rights or terms to any Person relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

(iii) any Contract concerning the establishment or operation of a partnership, joint venture or limited liability company;

(iv) any Contract (or group of related Contracts) under which the Company has created, incurred, assumed or guaranteed any outstanding Indebtedness (or may create, incur, assume or guarantee any new Indebtedness) (including capitalized lease obligations)

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IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" EAST\188316910.16" "" EAST\188316910.16

Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

or under which it has imposed (or may impose) a Security Interest on any of the Company’s assets, tangible or intangible;

(v) any Contract for the disposition of any significant portion of the assets or business of the Company or any Contract for the acquisition of any significant portion of the assets or business of any other Person (other than purchases or the sale, license, lease, provision or commercialization of inventory, Customer Offerings, or components in the Ordinary Course of Business);

(vi) any full-time or part-time consulting Contract with any individual current independent contractor or consultant that provides for annualized compensation in excess of $100,000;

(vii) any employment, separation, severance, deferred compensation, or nonqualified retirement agreement entered into with any current employee of the Company (or any former employee of the Company for which the Company has outstanding financial obligations) that provides annual base compensation in excess of $100,000 and which either (A) requires at least thirty (30) days’ notice or payment of severance for a termination without cause or (B) provides for payments upon a change-in-control of the Company;

(viii) any collective bargaining Contract or other Contract with any trade union, works council or other labor organization;

(ix) any Contract pursuant to which the Company is obligated to provide or maintain a specified level of service at a price fixed before performance of such services (but excluding warranty and maintenance Contracts);

(x) any warranty or maintenance Contract pursuant to which the Company is obligated to provide services at a price fixed before performance of such services, for which the fully burdened cost of complete performance by the Company currently exceeds or is reasonably expected by the Company to exceed such price, unless such warranty or maintenance relates to the sale, license, lease, provision or other commercialization of Customer Offerings;

(xi) any trust indenture, mortgage, promissory note, loan agreement or other Contract for the borrowing of money or any Indebtedness, or any leasing transaction of the type required to be capitalized in accordance with GAAP;

(xii) any Contract wherein or whereby the Company has agreed to provide a right of rescission with respect to the infringement or misappropriation by the Company or another Person of the Intellectual Property rights of any Person other than the Company;

(xiii) any Contract that expires (or may be renewed at the option of any Person other than the Company) within thirty (30) days after the date of this agreement and involved payments of more than $100,000;

(xiv) any Contracts for any capital expenditures if such expenditures collectively exceed $100,000;

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Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

(xv) any Contract in accordance with which the Company is a lessor or lessee of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property and involving in the case of any such Contract more than $100,000;

(xvi) any Contract in accordance with which the Company is a lessor or lessee of any real property;

(xvii) any Contract that is a settlement, conciliation, or similar agreement with any Governmental Entity or that imposes any monetary are other material obligations upon the Company after the date of this Agreement (for clarification excluding Contracts relating to Customer Offerings);

(xviii) any Contract between the Company and any current member of the Seller Group or officer of the Company or an Affiliate to any of the foregoing;

(xix) any Contract under which the Company is restricted from selling, licensing or otherwise distributing any of its Customer Offering to customers or potential customers or any class of customers, in any geographic area, during any period of time or any segment of the market or line of business (for clarification excluding limitations applicable under licenses granted to the Company with respect to Intellectual Property of third parties);

(xx) any power of attorney;

(xxi) any Contract with any investment banker, broker or similar Person retained by the Company, in connection with this Agreement and the Sale;

(xxii) any Business Associate agreement; and

(xxiii) any client services, management, marketing, distribution, rebate, claims processing, referral, or other Contracts with (i) a pharmacy, pharmacy network, rebate aggregator or processor or Payment Program, (ii) manufacturer, distributor or supplier of medical supplies or drug products, or (iii) pharmacy, hospital, clinic or other health care provider or facility;

(xxiv) any Contract that will terminate upon consummation of the Sale; and

(xxv) any other Contract not required to be disclosed pursuant to clauses (i) through (xxiv) above the termination or lapse of which would reasonably be expected to have a Material Adverse Effect.

(b) The Company has made available to the Buyer a complete and accurate copy of each written agreement, and a summary of the material terms and conditions of each oral Contract, listed in Section 2.13, Section 2.14 and Section 2.15 of the Disclosure Schedule. With respect to each agreement so listed (including each Company Agreement), such agreement is legal, valid, binding and enforceable against the Company according to its terms, is in full force and effect, and except as otherwise set forth on Section 2.15(b) of the Disclosure Schedule, upon

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Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

consummation of the Closing, will continue in full force and effect without penalty or material adverse consequence.

(c) (i) The Company, and to the Knowledge of the Company, each other party to each Company Agreement, is in material compliance as of the date of this Agreement with all applicable terms and requirements of the Company Agreements, (ii) the Company has not given to or received from any other Person during the twelve (12) months prior to the date of this Agreement any written notice or other written communication regarding any actual or alleged violation or breach of, or default under, or lapse or termination of any Company Agreement, and (iii) no party has repudiated in writing during the twelve (12) months prior to the date of this Agreement any material provision of any Company Agreement.

2.16 Accounts Receivable. All accounts receivable of the Company reflected on the Financial Statements (other than those paid since such date) are valid receivables, acquired in the Ordinary Course of Business and representing fully completed bona fide transactions for sale or delivery of goods or rendition of services consummated in the Ordinary Course of Business in accordance with the terms of any documents related thereto subject to no setoffs or counterclaims and are current and collectible (within thirty (30) days after the date on which it first became due and payable), net of the applicable reserves for bad debts on the Financial Statements. All accounts receivable of the Company that have arisen since the date of the Financial Statements are valid receivables subject to no setoffs or counterclaims and are collectible (with in thirty (30) days after the date on which it first became due and payable), net of a reserve for bad debts in an amount proportionate to the reserve shown on the Financial Statements.

2.17 Insurance. Section 2.17 of the Disclosure Schedule lists each insurance policy (including fire, theft, casualty, comprehensive general liability, workers compensation, business interruption, environmental, cyber, product liability and automobile insurance policies and bond and surety arrangements) to which the Company is a party, all of which are in full force and effect. Such insurance policies are of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of the Company. There is no claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy. All premiums due and payable under all such policies have been paid, and the Company is otherwise in compliance with the terms of such policies. The Company has no Knowledge of any threatened termination of, or premium increase with respect to, any such policy. Except as set forth on Section 2.17 of the Disclosure Schedule, (a) the Company has not made any claim under any such policy during the three (3) year period prior to the date of this Agreement with respect to which an insurer has, in a written notice to the Company, questioned, denied or disputed or otherwise reserved its rights with respect to coverage and (b) to the Seller’s or the Company’s Knowledge, as of the date of this Agreement, no insurer has threatened in writing to cancel any such policy.

2.18 Litigation.

(a) There is no, and during the past three (3) years there has been no, Action pending or, to the Company’s Knowledge, threatened against or affecting the Company or, to the Company’s Knowledge, pending or threatened against or affecting any of the Company’s officers,

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Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

directors or employees in their capacities as such, and, to the Company’s Knowledge, there is no reasonable basis for any of the foregoing. There are no Orders outstanding against or affecting the Company or any of its assets and, to the Company’s Knowledge, none are threatened. There is no Action pending or, to the Knowledge of the Company, threatened, against any Person who has a contractual right or a right pursuant to the Company’s Governing Documents, the Florida Business Corporation Act or other applicable Law to indemnification from the Company for such Action, nor is there, to the Knowledge of the Company, any basis that would give rise to such Action. There is no Action by the Company pending, threatened or contemplated against any other Person.

(b) There is no Action pending or, to the Seller’s or the Company’s Knowledge, threatened against the Seller before any Governmental Entity which would affect Seller’s ownership of the Shares, or otherwise prevent or materially delay the Closing or otherwise prevent the Seller from complying with the terms and provisions of this Agreement. The Seller is not subject to Order that would affect the Seller’s ownership of the Shares, or otherwise prevent or materially delay the Closing.

2.19 Employees; Subcontractors.

(a) The Company has provided to the Buyer a true and complete list of all employees and independent contractors of the Company, along with the position of each such person, their date of hire or engagement, their work location, their total 2021 compensation, and (as to employees) their classification as overtime “exempt” or “non-exempt” under the Fair Labor Standards Act. Copies of non-competition agreements with employees of the Company that will survive termination of their employment with the Company have previously been made available to the Buyer. Section 2.19(a) of the Disclosure Schedule contains a list of all current employees of the Company who, to the Knowledge of the Company, are not citizens of the United States. To the Knowledge of the Company, no Key Employee, Non-Key Employee or group of employees has any plans to terminate employment with the Company within the six (6) months immediately following the Closing (other than for the purpose of accepting employment with the Buyer following the Closing).

(b) The Company is, and for the past three (3) years has remained, in compliance in all material respects with all applicable Laws respecting employment and employment practices, including (without limitation) terms and conditions of employment, collective bargaining, equal employment, affirmative action, immigration, layoffs, occupational safety and health, and wages and hours.

(c) The Company is currently not a party to or bound by any collective bargaining agreement or collective bargaining relationship, and in the past two (2) years has not, experienced any strikes, slowdowns, work stoppages, lockouts, grievances, claims of unfair labor practices or other collective bargaining disputes. The Company has no Knowledge of any organizational effort made or threatened, either currently or within the past three (2) years, by or on behalf of any labor union with respect to employees of the Company.

(d) The Company has withheld and paid to the appropriate Governmental Entity all amounts required to be withheld from compensation paid to its employees and is not liable for

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Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

any arrears of Taxes, social security payments, penalties or other sums for failure to withhold and pay applicable Taxes and/or social security payments. There is no Action against the Company with respect to payment of wages, salary or overtime pay that has been asserted in the past two (2) years or is now pending or, to the Company’s Knowledge, threatened by any current or former Service Provider of the Company.

(e) Section 2.19(e) of the Disclosure Schedule sets forth all employees terminated within ninety (90) days prior to the date of this Agreement.

(f) Reserved.

(g) To the Knowledge of the Seller, no executive, Non-Key Employee or Key Employee of the Company is in violation of any term of any patent disclosure agreement, non-competition agreement or any restrictive covenant to a former employer relating to the right of any such executive, Non-Key Employee or Key Employee to be employed by the Company or to use the trade secrets or proprietary information of others.

2.20 Employee Benefits and Bonus Plan.

(a) Section 2.20(a) of the Disclosure Schedule contains a complete and accurate list of all material “employee benefit plans” (as such term is defined in Section 3(3) of ERISA, whether written or unwritten and whether or not subject to ERISA, except for purposes of disclosure excluding any offer letters or employment-related agreements for at-will employment is terminable upon 30 days’ notice or less and that that do not contain severance obligations) and all bonus, incentive, retention, severance, retirement, change in control, vacation, accident, disability, fringe benefit, welfare, equity or equity-based, paid time off, or other compensation or benefit plans, programs, policies, arrangements or agreements, whether written or unwritten, that are maintained, sponsored, contributed to or required to be contributed to by the Company, under or with respect to which the Company has any current or contingent liability or obligation (including indirect or contingent liability on account of an ERISA Affiliate), or for the benefit of employees and/or independent contractors of the Company (the “Benefit Plans” or individually, each a “Benefit Plan”). Section 2.20(a) of the Disclosure Schedule separately indicates the sponsoring entity of each Benefit Plan. With respect to each Benefit Plan, complete and accurate copies of the following have been provided to the Buyer (i) all current Benefit Plan documents (and written summaries of all unwritten Benefit Plans sponsored by the Company), and all amendments thereto, (ii) summary plan descriptions and summaries of material modifications, (iii) the nondiscrimination testing results for the last two years, (iv) all material related services agreements and insurance contracts, and (v) material communications to or from the IRS, DOL or other Governmental Entities, including any favorable determination or opinion letter from the Internal Revenue Service.

(b) There are no Actions (except for routine claims for benefits) pending or threatened with respect to any of the Benefit Plans. Each Benefit Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, has received a current favorable determination letter from the IRS, and to the Knowledge of the Seller there are no circumstances that could reasonably be expected to adversely affect the qualified status of any such Benefit Plan.

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Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

The Benefit Plans have been established, maintained, funded and administered in material compliance with their terms and with the applicable provisions of ERISA, the Code and the requirements of other applicable Laws. The Company has complied in all material respects with the Patient Protection and Affordable Care Act and no event has occurred, and no condition or circumstance exists, that could reasonably be expected to subject the Company to any liability or Taxes under Sections 4980D or 4980H of the Code or any other provision of the Patient Protection and Affordable Care Act. To the Knowledge of the Seller, there has been no nonexempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) or breach of fiduciary duty (as determined under ERISA) with respect to any Benefit Plan that would reasonably be expected to result in any material Liability. The Company has not incurred any liability for any excise Tax or penalty with respect to any Benefit Plan, and no circumstance exists that could reasonably be expected to give rise to such liability.

(c) Except as set forth on Section 2.20(c) of the Disclosure Schedule, neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby, either alone or in combination with another event, will (i) entitle any current or former employee, officer, director or other individual Service Provider of the Company to any payment, or accelerate the time of payment, funding or vesting, or increase the amount of compensation or benefits due to any current or former employee, officer, director or other individual Service Provider of the Company, or (ii) result in any amount of compensation failing to be deductible by reason of Section 280G of the Code.

(d) Except as set forth on Section 2.20(d) of the Disclosure Schedule, no Benefit Plan is, and neither the Company nor any ERISA Affiliate sponsors, maintains, contributes to, is required to contribute to or has any current or contingent liability or obligation under or with respect to, (i) a “defined benefit plan” (as defined in Section 3(35) of ERISA) or other plan that is or was subject to Title IV or Section 302 of ERISA or Section 412 of the Code, (ii) a “multiemployer plan” (as defined in Section 3(37) of ERISA), (iii) a multiple employer plan (as described in section 413(c) of Code or Section 210 of ERISA), (iv) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), or (v) a plan or arrangement providing post-termination or post-retirement health or welfare benefits (except for continuation coverage required under Section 4980B of the Code or similar state law (collectively, “COBRA”) for which the covered Person pays the full cost of coverage) due to any current or former employee, officer, director or other individual Service Provider.

(e) With respect to each Benefit Plan, all payments, premiums, contributions, distributions, reimbursements and accruals for all periods ending prior to or as of the Closing Date shall have been made or properly accrued on the financial statements.

(f) Each Benefit Plan that is a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) is and has been in documentary and operational compliance with Section 409A of the Code in all material respects. The Company does not have any “gross-up” or indemnity obligations for Taxes imposed under Section 4999 or 409A of the Code.

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Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

(g) No Benefit Plan is subject to the Laws of a jurisdiction other than the United States or is maintained for the benefit of employees or contractors outside the United States.

2.21 Environmental Matters.

(a) The Company is in compliance and has complied in all material respects with all applicable Environmental Laws. There is no pending or, to the Knowledge of the Seller, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity or any other Person, relating to any Environmental Law involving the Company or its properties or facilities.

(b) The Company has no Liabilities, contingent or otherwise, arising under any Environmental Laws.

(c) The Company is not a party to any Order or other agreement with any Governmental Entity or any other Person entered into in connection with any legal obligation or liability arising under any Environmental Law.

(d) The Company has provided to the Buyer copies of all material environmental reports, audits or other documents in the Company’s possession or reasonable control materially bearing on the Company, its business, or any real property currently or formerly owned or operated by the Company.

2.22 Legal Compliance. The Company is currently conducting and has at all times during the past six (6) years conducted, its business in compliance in all material respects with each applicable Law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity. The Company is currently conducting, and has at all times since its inception conducted, its business in compliance with and not in violation of in any material respect any applicable export control, trade embargo or anti-boycott provisions of any applicable Law and of any export license, registration or approval. The Company has not received any notice or communication from any Governmental Entity alleging material noncompliance with any applicable Law.

2.23 Permits. Section 2.23 of the Disclosure Schedule sets forth a list of all Permits issued to or held by the Company. Such listed Permits are the only material Permits that are required for the Company to own and use its assets and properties and to conduct its business as presently conducted. Each such Permit is in good standing and in full force and effect; the Company is in compliance in all material respects with the terms of each such Permit; there has been no denial, revocation, discipline or other Action related to any Permit currently or historically held or sought to be held by the Company; and, to the Knowledge of the Company, no suspension or cancellation of such Permit is threatened and there is no reasonable basis for believing that such Permit will not be renewable upon expiration.

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Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

2.24 Health Care Matters.

(a) The Company is in, and for the past six (6) years has been in, compliance in all material respects with all Health Care Laws. There are no Actions, audits or investigations pending, or to the Knowledge of the Company, threatened against the Company alleging any violation of or non-compliance with a Health Care Law and for the past six (6) years, the Company has not received any written notice or, to the Knowledge of the Company, oral notice, alleging any violation of or non-compliance with a Health Care Law. The Company is not a party to, or bound by, any order, individual integrity agreement or corporate integrity agreement, or other formal or informal agreement with any Governmental Entity concerning compliance with Health Care Laws. The Company is not (i) engaged in the practice of medicine or nursing or (ii) a Medicare Part D contractor. Each Health Care Professional holds all required licensure, permits, accreditations, certifications, training or other qualifications in good standing in all jurisdictions where required.

(b) The Company and the Business are, and for the past six (6) years have been, in compliance with the federal Anti-Kickback Statute, 42 U.S.C. § 1320a-7b and all applicable federal and state anti-inducement and fraud, waste and abuse laws, including the solicitation or acceptance of improper incentives involving Persons operating in the health care industry, including, without limitation, all Health Care Laws and Laws prohibiting or regulating fraud and abuse, patient referrals or provider or patient incentives and the Company has not caused, directed, aided and abetted, instructed, interfered with, conspired with, or collaborated with, whether express or implied, directly or indirectly, any third party to violate such Laws.

(c) Neither the Company nor any stockholder, director or officer of the Company: (i) has been charged with or convicted of any violation of any Health Care Law; (ii) has been convicted of any violation of Laws related to Fraud, theft, embezzlement, breach of fiduciary responsibility, financial misconduct, obstruction of an investigation, or controlled substances; (iii) has been convicted of or charged with any felony; or (iv) is excluded, suspended or debarred from participation, or is otherwise ineligible to participate, in any Government Sponsored Health Care Program. The Company has disclosed all matters contemplated in this Section 2.24(c) to all Governmental Entities where required by Law or otherwise required by any application filed with any Governmental Entity.

(d) No person has filed or, to the Knowledge of the Company has threatened to file against the Company an Action under any federal or state whistleblower statute, including without limitation, under the False Claims Act, 31 U.S.C. §§ 3729-3733, nor, to the Company’s Knowledge is there any basis for such Actions.

(e) The Company maintains, and has in the prior five (5) years maintained, written policies and procedures required by the Information Privacy and Security Laws and sufficient to protect the privacy and security of all “individually identifiable health information” (as that term is defined in HIPAA) and maintains, and has in the prior five (5) years maintained, commercially reasonable security procedures, including physical, administrative and technical safeguards, to ensure the confidentiality, integrity, availability and security of protected health information, (“PHI”), as defined in 45 C.F.R. § 160.103, in the Company’s possession, custody, or control against unauthorized access, use, modification, destruction, disclosure, processing, or

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Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

other misuse. The Company undertakes and has in the prior five (5) years undertaken, all surveys, audits, inventories, reviews, analyses, or assessments (including any necessary “risk analyses” and “risk assessments” as such terms are defined in HIPAA) required under the Information Privacy and Security Laws. With regard to PHI or other individually identifiable information, there has not, in the prior five (5) years, been any successful “security incident” or “breach” (each as determined by reference to the Information Privacy and Security Laws) by, or involving the PHI in Company’s possession, custody or control or involving the systems (including without limitation Internal Systems) of, the Company or its agents, employees or contractors. The Company has, in the prior five (5) years, identified, documented, investigated, contained and eradicated each successful “security incident” (as defined in 45 C.F.R. § 164.304) related to PHI or other confidential data of the Company or a customer of the Company transmitted, processed, maintained, stored or otherwise available on or through the Company’s network, Internal Systems or information technology systems.

(f) To the extent the Company maintains de-identified data of any Person subject to applicable HIPAA protections (the “De-Identified Data”), the Company has obtained all rights necessary to undertake de-identification of such data and has de-identified such data in accordance with the requirements of HIPAA.

(g) To the extent the Company is a Covered Entity, Business Associate, or Subcontractor of a Business Associate (as those terms are defined under HIPAA), it is in compliance with Information Privacy and Security Laws as applicable to it, and during the prior five (5) years (a) has implemented and enforced policies and procedures as mandated by Information Privacy and Security Laws, (b) has taken necessary steps, as required by Information Privacy and Security Laws, to ensure the confidentiality, integrity, availability, and confidentiality of individually identifiable health information in its possession including without limitation securing its information technology system and Internal Systems against intrusion and has not suffered any Breach of unsecured PHI or successful Security Incident (as those terms are defined under HIPAA), (c) has remediated any material findings resulting from any internal or external Information Privacy and Security Laws security risk analysis, (e) has maintained a training program as required by Information Privacy and Security Laws, and (f) has entered into, and is in compliance with, Business Associate agreements, business associate subcontractor agreements and other agreements as necessary to comply with the requirements of Information Privacy and Security Laws which together allow the Company to conduct its business as currently conducted.

(h) Usual and Customary Pricing Laws. Company is in compliance with all Usual and Customary Pricing Laws and has not caused, directed, aided and abetted, instructed, interfered with, conspired with or collaborated with, whether express or implied, directly or directly, any third party to violate such Laws.

2.25 Customer and Supplier Relationships. Section 2.25 of the Disclosure Schedule contains a complete and accurate list of the top six (6) customers (by revenue) (each a “Top Customer”) and the top ten (10) suppliers (by supplier costs) of the Company, in each case for fiscal year 2021. Except as set forth on Section 2.25 of the Disclosure Schedule, (i) no such customer or supplier within the last twelve (12) months has canceled or otherwise terminated, or threatened in writing to cancel, or to the Knowledge of the Company, intends to cancel or

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Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

terminate, its relationship with the Company, (ii) no such customer or supplier has during the last twelve (12) months decreased materially or threatened in writing to decrease or limit materially its business with the Company, or to the Knowledge of the Company, intends to modify materially its relationship with the Company, and (iii) to the Knowledge of the Company, the consummation of the transactions contemplated by this Agreement will not terminate any Contract with any of the customers or suppliers set forth on Section 2.25 of the Disclosure Schedule or adversely affect the relationship of the Company with any of the customers or suppliers set forth on Section 2.25 of the Disclosure Schedule.

2.26 Certain Business Relationships With Affiliates. The Company is not indebted to any current or former member of the Seller Group, director, officer or employee of the Company or any member of his or her immediate family or any of their respective Affiliates (a “Related Party”) (except for amounts due as salaries and bonuses under employment agreements or Employee Benefit Plan (in each case made available to the Buyer) and amounts payable in reimbursement of expenses), and no such Related Party is indebted to the Company. Except as set forth on Section 2.26 of the Disclosure Schedule, no Related Party, is a party to any Contracts (other than employment or employment related agreements which have been made available to the Buyer) with the Company or has any interest in any property used by the Company. Each Contract between the Company and any Related Party is on commercially reasonable terms no more favorable to such Related Party than what any third party negotiating on an arms-length basis would expect.

2.27 Brokers’ Fees. Except as set forth on Section 2.27 of the Disclosure Schedule, the Company has not entered into any contract, arrangement or understanding with any person or firm which would result in the obligation of the Company to pay any investment banking fees, finder’s fees or brokerage commissions in connection with the transactions contemplated hereby.

2.28 International Trade and Anti-Corruption.

(a) Except as set forth on Section 2.28(a) of the Disclosure Schedule, the Company is not currently in violation in any material aspects of applicable sanctions laws, export laws, or anti-boycott laws.

(b) Neither the Company nor, to the Company’s Knowledge, any of its respective officers, directors, or employees has at any time made any unlawful payment or given, offered, promised, or authorized or agreed to give any money to any government official or other Person in material violation of any applicable Anti-Corruption Laws on behalf of the Company. The Company has not received from any Governmental Entity any notice, inquiry, or internal or external allegation concerning any actual or potential violation or wrongdoing related to Anti-Corruption Laws.

2.29 Restrictions on Business Activities. There is no Contract (including covenants not to compete, but excluding non-disclosure agreements entered into in the ordinary course of business that only restrict the use of confidential information provided thereto) or Order binding upon the Company that has or would reasonably be expected to have, whether before or after consummation of the Sale, the effect of prohibiting or impairing any current or future business

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Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

practice of the Company, the Buyer or any of the Buyer’s Affiliates, any acquisition of property (tangible or intangible) by the Company, the Buyer or any of their respective Subsidiaries or the conduct of business by the Company, the Buyer or any of their respective Subsidiaries, in each case, as currently conducted by the Company, the Buyer or any of their respective Subsidiaries. Without limiting the generality of the foregoing, the Company has not entered into (i) any customer or other similar Contract that would reasonably be expected to limit the freedom of the Company, the Buyer or any of the Buyer’s Affiliates to engage or participate, or compete with any other person, in any line of business, market or geographic area, or to make use of any Company Intellectual Property, or (ii) any Contract under which the Company grants most favored nation pricing, exclusive sales, distribution, marketing or other exclusive rights, rights of refusal, rights of first negotiation or similar rights or terms to any Person, or (iii) any Contract limiting the right of the Company to hire or solicit potential employees, consultants or independent contractors.

2.30 Bank Accounts. Section 2.30 of the Disclosure Schedule contains a list of all bank accounts and safe deposit boxes of the Company and the names of persons having signature authority with respect thereto or access thereto.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer represents and warrants to the Seller that the statements contained in this Article III are true and correct as of the date of this Agreement and will be true and correct as of the Closing as though made as of the Closing.

3.1 Organization and Corporate Power. The Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Buyer has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

3.2 Authorization of the Transaction. The Buyer has all requisite power and authority to execute and deliver the Transaction Documents and to perform its obligations hereunder and thereunder. The execution and delivery by the Buyer of the Transaction Documents and the consummation by the Buyer of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer. This Agreement has been duly and validly executed and delivered by the Buyer and constitutes a valid and binding obligation of the Buyer, enforceable against it in accordance with its terms.

3.3 Litigation. There is no Action pending or, threatened in writing, against the Buyer that could reasonably be expected to prevent or materially delay the Closing or otherwise prevent the Buyer from complying with the terms and provisions of the Transaction Documents. The Buyer is not subject to any Order that could reasonably be expected to prevent or materially delay the Closing.

3.4 Capital Resources. The Buyer has sufficient liquid cash resources to pay the Closing Date Purchase Price and other amounts payable by the Buyer at the Closing together with

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Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

all fees and expenses incurred by or on its behalf in connection with this Agreement. Immediately after giving effect to the transactions contemplated by the Transaction Documents, the Buyer shall be solvent and shall (a) be able to pay its debts as they become due, (b) own property that has a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities) and (c) have adequate capital to carry on its businesses. The Buyer acknowledges that, in connection with the transaction contemplated by the Transaction Documents, (a) no transfer of property is being made and no obligation is being incurred with the intent to hinder, delay or defraud either present or future creditors of the Buyer, the Seller or the Company and (b) the Buyer has not incurred, and does not plan to incur, debts beyond its ability to pay as they become absolute and matured.

3.5 Consents and Requisite Governmental Approvals; No Violations.

(a) Other than in connection with or in compliance with (i) the Securities Act, (ii) the Exchange Act, (iii) the HSR Act and (iv) any applicable requirements of NASDAQ, no authorization, permit, notification to, consent or approval of, or filing with, any Governmental Entity is necessary or required, under applicable Law, for the consummation by the Buyer of the transactions contemplated by the Transaction Documents.

(b) Neither the execution, delivery and performance by the Buyer of this Agreement and the Ancillary Documents to which the Buyer is a party nor the consummation by the Buyer of the transactions contemplated hereby or thereby will (a) conflict with or result in any breach of any provision of the Buyer’s Governing Documents, (b) except as set forth on Schedule 3.5, result in a violation or breach of, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Buyer is a party or by which any of them or any of their respective properties or assets may be bound, or (c) violate any Order or Law applicable to the Buyer or any of the Buyer’s Subsidiaries or any of their respective properties or assets, except in the case of clauses (b) and (c) above, for violations which would not prevent or materially delay the consummation of the transactions contemplated hereby.

3.6 Brokers. No broker, finder, financial advisor or investment banker is entitled to any brokerage, finder’s, financial advisor’s or investment banker’s fee or commission or similar payment in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Buyer or any of its respective Affiliates for which the Seller or the Company may become liable.

3.7 Investment Purpose. The Buyer is acquiring the Shares for its own account for investment only and not with a view to (or for) resale in connection with any public sale or distribution thereof. The Buyer acknowledges that the Shares are not registered under the Securities Act or any state securities laws, and that the Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. The Buyer acknowledges that it is a sophisticated party and has sufficient experience and expertise to

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Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

evaluate, and is fully informed as to, the risks of the transactions contemplated by this Agreement and ownership of the Shares, and that the Buyer has been adequately represented by counsel. The Buyer acknowledges that the Seller has given the Buyer and its Representatives the opportunity to ask questions of the Seller and the Company and to acquire such additional information regarding the business and financial condition of the Company as the Buyer has requested.

ARTICLE IV

COVENANTS

4.1 Certain Tax Matters.

(a) Tax Returns. The Seller shall (A) prepare and file (or cause to be prepared and filed) at its own expense, all Tax Returns with respect to any Seller Consolidated Group for any Pre-Closing Tax Period (each, a “Seller Consolidated Tax Return”), and shall pay all Taxes shown as due thereon and (B) shall prepare or cause to be prepared all Separate Company Tax Returns for any taxable period ending on or prior to the Closing Date that are first due to be filed after the Closing Date (each, a “Seller Separate Company Tax Return” and, together with the Seller Consolidated Tax Returns, the “Seller Tax Returns”). Each Seller Separate Company Tax Return shall be submitted to Buyer at least forty-five (45) days (or as soon as reasonably practicable) prior to the due date thereof (including extensions) of such Seller Separate Company Tax Return for Buyer’s review and consent (not to be unreasonably withheld, conditioned or delayed). Buyer shall timely file all such Seller Separate Company Tax Returns prepared pursuant to this Section 4.1(a) (including pursuant to Section 4.1(a)(iv)). Seller shall pay to Buyer any Indemnified Taxes shown to be due on each such Seller Separate Company Tax Return at least five days prior to the due date thereof, and Buyer shall pay over to the appropriate Governmental Entity all Taxes shown to be due on each such Seller Separate Company Tax Return filed by Buyer pursuant to this Section 4.1(a). All Seller Tax Returns shall be prepared and filed in a manner consistent with past practice of the Seller Consolidated Group and applicable Law. Without limiting the foregoing, for all taxable periods ending on or before the Closing Date, the Seller shall (x) cause the Company to join in the Seller’s consolidated federal income Tax Return, (y) include the income of the Company (including any deferred items triggered into income by Treasury Regulations Section 1.1502-13 and any excess loss account taken into income under Treasury Regulations Section 1.1502-19) on the Seller’s consolidated U.S. federal income Tax Returns and (z) timely pay any U.S. federal income Taxes attributable to such income.

(i) Notwithstanding anything in this Agreement to the contrary, the Buyer shall have no right to receive, access, obtain or review any such Seller Consolidated Tax Return (in whole or in part) including any schedules or workpapers with respect thereto.

(ii) The Buyer shall prepare and file or cause to be prepared and filed, all Tax Returns for any Pre-Closing Tax Period required to be filed by or with respect to Company after the Closing Date other than Seller Tax Returns (each, a “Buyer Return”). The Buyer shall provide a draft of any Buyer Return reporting any amount of Indemnified Taxes as due to Seller at least thirty (30) days prior to the due date for filing any such Tax Return, for the Seller’s review and consent (not to be unreasonably withheld, conditioned or delayed). The Seller shall timely

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Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

pay or cause to be timely paid (x) all Indemnified Taxes owed with respect to any Buyer Return and (y) the out-of-pocket cost of preparing any such Buyer Returns (provided, that the Seller will only be responsible for the cost of preparing any Tax Return in respect of a Straddle Period multiplied by a fraction the numerator of which is the number of days in the Straddle Period ending on and including the Closing Date and the denominator of which is the number of days in the entire Straddle Period) in each case no later than five (5) days prior to the due date thereof (or as soon as reasonably practicable after Seller receives a copy of the draft Buyer Return for its review).

(iii) The parties hereto agree that the Transaction Tax Deductions shall be reported on the Seller Tax Returns for the Pre-Closing Tax Period, to the extent “more likely than not” deductible (or at a higher level of confidence) in the Pre-Closing Tax Period.

(iv) In the event of a dispute as to the preparation of a Buyer Return or Seller Separate Company Tax Return, Buyer and Seller will cooperate in good faith to try to resolve the dispute. If they are unable to reach agreement, the disputed items shall be resolved by the Accountant (selected in the manner set forth in Section 1.4(d)(iii)). The fees and expenses of the Accountant will be allocated between the Buyer and the Seller in the manner set forth in Section 1.4(d)(iii). Any determination by the Accountant shall be final. If the Accountant is unable to resolve any disputed items before the due date for filing a Seller Separate Company Tax Return or Buyer Return, such Tax Return will be filed reflecting the position of the preparing party, but such Tax Return (as filed) thereafter shall be amended to the extent required to reflect the Accountant’s resolution.

(b) Tax Audits and Proceedings. In the event of a conflict between Section 5.2 and this Section 4.1(b), this Section 4.1(b) shall control.

(i) If Buyer or Seller (or any of their respective Affiliates) receives notice of a pending or threatened action, claim, audit, examination, investigation, contest, administrative proceeding or court proceeding relating to Taxes or a Tax Return of or with respect to the Company that could give rise to a claim for indemnification under Section 5.1(a) (each, a “Tax Proceeding”), then the party first receiving notice of such Tax Proceeding shall provide prompt written notice thereof to the other party; provided, however, that the failure of such party to give such prompt written notice shall not relieve the other party of any of its obligations under this Agreement, except to the extent that the other party is actually and materially prejudiced by such failure. Such notice shall specify in reasonable detail the basis for such Tax Proceeding and, to the extent known, the amount thereof and shall include a copy of the relevant portion of any correspondence received relating to such Tax Proceeding.

(ii) Seller shall exclusively and fully control (at its own expense) any Tax Proceeding with respect to any Seller Consolidated Tax Return; provided that to the extent that any such Tax Proceeding could adversely impact Buyer or the Company for any Post-Closing Tax Period, (A) Seller shall keep Buyer reasonably informed with respect to any such Tax Proceeding and (B) without the prior written consent of the Buyer, which shall not be unreasonably withheld, conditioned, or delayed, Seller shall not settle or compromise any such Tax Proceeding. Buyer shall control any Tax Proceeding in respect of the Company other than a Tax Proceeding described in the foregoing sentence); provided, however, that to the extent that any such Tax

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Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

Proceeding could reasonably be expected to adversely impact Seller or the Company for any Pre-Closing Tax Period or could increase the amount of Indemnified Taxes the Seller is liable for under Section 5.1(a)(iv), (A) Seller shall have the right, at their sole expense, to participate in any such Tax Proceeding and (B) without the prior written consent of Seller, which shall not be unreasonably withheld, conditioned, or delayed, the Buyer shall not settle or compromise any such Tax Proceeding.

(c) Tax Cooperation and Exchange of Information. Seller and Buyer shall reasonably cooperate, as and to the extent reasonably requested by the other party, and agree to furnish or cause to be furnished to each other, upon request, as promptly as reasonably practicable, such information (including reasonable access to books and records) and assistance as is reasonably necessary for the filing of any Tax Return, the conduct of any Tax Proceeding, complying with any information reporting obligations contained in the Code or other applicable Laws, determining a liability for Taxes, in each case, to the extent relating to any Tax matter contemplated by this Section 4.1 or otherwise relating to the Company for Pre-Closing Tax Periods; provided that this Section 4.1(c) shall not entitle Buyer or any of its Affiliates to have access to, receive, obtain or review any portion of any Seller Consolidated Tax Return (in whole or in part), including any schedules or workpapers with respect thereto. Seller and Buyer shall reasonably cooperate with each other in the conduct of any Tax audit or other Tax Proceedings to the extent relating to any Tax matter contemplated by this Section 4.1 or otherwise relating to the Company for Pre-Closing Tax Periods and each shall execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this Section 4.1. For the avoidance of doubt, this Section 4.1(c) shall not apply to any dispute or threatened dispute between the parties to this Agreement. The Party requesting assistance pursuant to this Section 4.1(c) will reimburse the other Party for such other Party’s reasonable, out-of-pocket costs associated therewith. In the event of a conflict between this Section 4.1 and Section 4.8, this Section 4.1 will govern.

(d) Straddle Period. For purposes of this Agreement, in the case of any Straddle Period, (a) the amount of any ad valorem or similar Taxes of or imposed on the Company that are imposed on a periodic basis allocable to the Pre-Closing Tax Period shall be equal to the amount of such Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of calendar days during the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the number of calendar days in the entire Straddle Period and (b) the amount of any other Taxes of or imposed on the Company allocable to the Pre-Closing Tax Period shall be computed as if such taxable period ended as of the end of the day on the Closing Date on a closing of the books basis.

(e) Tax Sharing Agreements. All Tax Sharing Agreements between the Company, on the one hand, and Seller or any of its Affiliates (not including the Company), on the other hand, shall be terminated as of the Closing Date and, after the Closing Date, the Company shall not be bound thereby or have any Liability thereunder.

(f) Transfer Taxes. All Transfer Taxes that are imposed on any of the Parties by any Governmental Entity in connection with the transactions contemplated by this Agreement shall be borne fifty percent (50%) by the Seller and fifty percent (50%) by the Buyer and the Party responsible for filing under applicable Law shall file all necessary Tax Returns with respect to all

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Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

such Taxes (the expense of which shall be borne by such Party) and, if required by applicable Law, the other Party will join in the execution of any such Tax Returns and other documentation.

(g) Section 338(h)(10) Election. The Parties hereby agree that Seller shall join in making (or causing there to be made) an election under Section 338(h)(10) of the Code (and any such similar elections as may be available under applicable state or local Laws) with respect to the purchase by the Buyer of all of the Shares pursuant to this Agreement (such election under Section 338(h)(10) of the Code (and any such similar elections as may be available under applicable state or local Laws) the “338(h)(10) Election”). Each Party agrees to cooperate with the other in the preparation and completion of IRS Form 8023, in the filing of such completed form before the filing due date, and in the timely completion and filing of all other forms required to effect the 338(h)(10) Election and to take all other steps necessary in order to effectuate the 338(h)(10) Election in accordance with applicable Laws. Unless otherwise required by a final determination (within the meaning of Section 1313(a) of the Code or any analogous or similar provision of state or local Law (a “Final Determination”)), (i) each of the Parties shall, and shall cause each of their respective Affiliates to, report, act and file all Tax Returns in a manner consistent with the 338(h)(10) Election, and (ii) no Party shall take any position that is inconsistent with the 338(h)(10) Election. Within 90 days after the determination of the Final Purchase Price pursuant to Section 1.4, the Buyer shall provide the Seller with a proposed allocation of the “aggregate deemed sale price” (as defined in Treasury Regulations section 1.338-4) among the tangible and intangible assets of the Company in accordance with Section 338 of the Code and the Treasury Regulations promulgated thereunder for the Seller’s review and comment (the “Allocation”). If the Seller does not provide any comments to the Buyer in writing within 30 days following delivery by the Buyer of the proposed Allocation, then the Allocation proposed by the Buyer shall be deemed to be final and binding, absent manifest error. If, however, the Seller submits comments to the Buyer within such 30-day period, the Buyer and Seller shall negotiate in good faith to resolve any differences within 20 days (if any such allocation is finally agreed, the “Agreed Allocation”). If Seller and Buyer are unable to reach a resolution within such 20-day period, then the matter shall be referred to the Accountant in a manner similar to Section 1.4(d)(iii), who shall be engaged to timely resolve such dispute in accordance with Section 1060 of the Code. The cost of the Accountant allocated between the Buyer and the Seller in the manner set forth in Section 1.4(d)(iii). The allocation so determined shall be binding on the Parties. Upon any subsequent adjustments to the sum of the Purchase Price and any other items that are treated as additional consideration for Tax purposes, the Buyer shall prepare an updated Allocation in a manner consistent with the manner in which the Allocation was prepared, which revised Allocation will be subject to the procedures set forth in this Section 4.1(g). The Parties shall prepare all Tax Returns in a manner consistent with the Allocation and shall take no position inconsistent with the Allocation (as updated pursuant to this Section 4.1(g)) before any Governmental Entity unless otherwise required by a Final Determination.

(h) The Buyer will pay to the Seller any Seller Tax Refund net of (i) any costs or expenses incurred in obtaining such Seller Tax Refund, (ii) any Tax required under applicable Law to be withheld on such payment, (iii) any amounts owed by the Seller pursuant to Section 4.1(a), Section 4.1(f), and Section 5.1 (against which such Seller Tax Refund will be offset), and (iv) any Taxes borne by Buyer, the Company or any of their Affiliates as a result of its receipt of such Seller Tax Refund, within five (5) days of realizing such Seller Tax Refund, by wire transfer of

{00194413.DOCX;12 }

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" EAST\188316910.16" "" EAST\188316910.16

Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

immediately available funds to the account or accounts and in the amounts calculated pursuant to this Section 4.1(h). Buyer shall cooperate with or Seller, and take reasonable steps requested by Seller, to obtain any such Seller Tax Refund. For this purpose, a “Seller Tax Refund” is any refund of Tax attributable to Taxes paid by the Company on or prior to the Closing Date, or otherwise economically borne by the Seller with respect to a Pre-Closing Tax Period but excluding any Seller Tax Refund which (x) was included as an asset in the computation of the Purchase Price or (y) is attributable to the application of any Tax attribute from a Post-Closing Tax Period to a Pre-Closing Tax Period (e.g., as a carryback)). A Seller Tax Refund will be deemed to be realized in a taxable year if, and to the extent that the Buyer, the Company or any of their respective Subsidiaries or Affiliates receives a refund or other return of Taxes paid. The Buyer and the Seller will equitably apportion any Seller Tax Refunds (including any interest received thereon) received or realized with respect to Taxes imposed on or with respect to the Company for a Straddle Period in a manner consistent with the principles set forth in Section 4.1(d) for the applicable Tax associated with such Tax refund. If there is a subsequent reduction by a Governmental Entity (or by virtue of a change in applicable Tax Law) of any amounts with respect to which a payment has been made to the Seller pursuant to this Section 4.1(h), then the Seller shall pay to Buyer an amount equal to such reduction plus any interest or penalties imposed by a Governmental Entity with respect to such reduction.

(i) The Buyer agrees that it will not permit the Company to take any actions outside of the ordinary course of business (other than those contemplated by this Agreement or the Ancillary Documents) on the Closing Date after the Closing, to the extent that doing so would reasonably be expected to cause or increase a Tax liability of Seller or the amount of Indemnified Taxes.

(j) Notwithstanding anything in this Agreement to the contrary, except to the extent required by applicable Law, without the prior written consent of the Seller (not to be unreasonably withheld, conditioned or delayed), the Buyer (and, after the Closing, the Company) shall not (i) initiate, participate and control any “voluntary disclosure” process or procedure sponsored by a particular Taxing Authority with respect to sales and use Taxes or payroll Taxes of the Company for any taxable period ending on or prior to the Closing Date (and any related process with respect to other Taxes that is required under applicable Law in order to participate in such voluntary disclosure process), (ii) make any remedial Tax filings with respect to any taxable period ending on or prior to the Closing Date, including, for the avoidance of doubt, any remedial Tax filings relating to sales and use Taxes or in any non-U.S. jurisdiction, (iii) make or change any tax election with respect to a taxable period ending on or prior to the Closing Date, (iv) adopt or change any accounting method with respect to a taxable period ending on or prior to the Closing Date, (v) amend any Tax Return for a Pre-Closing Tax Period, (vi) file any Tax Return for a taxable period ending on or prior to the Closing Date in a jurisdiction where the Company did not file Tax Returns prior to the Closing Date, or (vii) surrender any right to claim a refund of Taxes for a taxable period ending on or prior to the Closing Date.

4.2 Proprietary Information.

(a) The confidentiality provisions of the Confidentiality Agreement shall be deemed incorporated herein by reference as if set forth herein and shall continue in full force and

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IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" EAST\188316910.16" "" EAST\188316910.16

Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

effect until the Closing, unless this Agreement is terminated prior to the Closing, in which case the Confidentiality Agreement shall nonetheless continue in full force and effect in accordance with its terms.

(b) For a period of five (5) years from and after the Closing, the Seller shall not disclose (except to pursue its rights under this Agreement or the Ancillary Agreements), and shall use its commercially reasonable efforts to cause the Seller Group and all of their respective Representatives not to disclose any non-public information or documents not generally known to the public with respect to the Company, the Business or the Buyer or its business (including the financial information, technical information or data relating to the Company’s products and names of customers of the Company); provided, however, that the Seller shall not be liable hereunder with respect to any disclosure to the extent such disclosure is determined by the Seller (with the advice of counsel) to be required by any applicable Law or Order, including applicable rules of any securities exchange. For a period of five (5) years from and after the Closing, the Buyer shall not (and shall the Company not to) disclose (except to pursue its rights under this Agreement or the Ancillary Agreements), and shall use its commercially reasonable efforts to cause its Affiliates (including the Company) and all of its and their respective Representatives not to disclose any non-public information or documents and not generally known to the public with respect to the Seller Group or the Seller Group’s businesses (including the financial information, technical information or data relating to the Seller Group’s products and names of customers of the Seller Group); provided, however, that the Buyer shall not be liable hereunder with respect to any disclosure to the extent such disclosure is determined by the Buyer (with the advice of counsel) to be required by any applicable Law or Order, including applicable rules of any securities exchange.

(c) With respect to the restrictions contemplated by Section 4.2(b), in the event that any Party, any of their Affiliates, or any of their respective Representatives is required by any applicable Law or Order to disclose any such non-public information or documents, the applicable Party shall, (i) to the extent permissible by such applicable Law or Order, provide the other Party with prompt written notice of such requirement, (ii) disclose only that information that the applicable Party determines (with the advice of counsel) is required by such applicable Law or Order to be disclosed and (iii) use commercially reasonable efforts to preserve the confidentiality of such non-public information and documents, including by, at the other Party’s request, reasonably cooperating with the other Party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded such non-public information and documents (at the other Party’s sole cost and expense). Notwithstanding the foregoing, such non-public information and documents shall not include information that (A) is or becomes available to the public after the Closing other than as a result of a disclosure by a Party or their respective Affiliates (which, for the Buyer after the Closing, includes the Company) or Representatives in breach of Section 4.2(b) or this Section 4.2(c) or (B) becomes available to a Party or their respective Affiliates or Representatives after the Closing from a source other than the other Party or the other Party’s Affiliates or their respective Representatives if the source of such information or documents is not known by the such initial Party, its Affiliates or Representatives to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the other Party or the other Party’s Affiliates with respect to such information or documents or (C) is independently developed by a Party or its Affiliates without breach of Section 4.2(b) or this Section 4.2(c).

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IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" EAST\188316910.16" "" EAST\188316910.16

Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

4.3 Cooperation in Litigation. From and after the Closing Date, each Party shall exercise commercially reasonable efforts to cooperate with the other in the defense or prosecution of any litigation or proceeding already instituted or which may be instituted hereafter against or by such other Party relating to or arising out of the conduct of the business of the Company or the Buyer prior to or after the Closing Date (other than litigation among the Parties and/or their Affiliates arising out the transactions contemplated by this Agreement). The Party requesting such cooperation shall pay the reasonable out-of-pocket expenses incurred in providing such cooperation (including legal fees and disbursements) by the Party providing such cooperation and by its officers, directors, employees and agents, but shall not be responsible for reimbursing such Party or its officers, directors, employees and agents, for their time spent in such cooperation.

4.4 Efforts; Agreement to Cooperate.

(a) Subject to the terms and conditions herein provided (including, without limitation, Section 4.4(b) and Section 4.4(c)), during the period from the date of this Agreement and continuing until the earlier of the valid termination of this Agreement in accordance with Article VII and the Closing, each of the Seller, the Buyer and the Company shall use reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement including the satisfaction, but not waiver, of the closing conditions set forth in Article VI.

(b) During the period from the date of this Agreement and continuing until the earlier of the valid termination of this Agreement in accordance with Article VII and the Closing, each of Seller, the Buyer and the Company shall use reasonable best efforts to obtain consents, approvals or authorizations set forth in Section 2.9 of the Disclosure Schedule. Without limiting the foregoing and subject to applicable legal limitations and the instructions of any third party, each of the Seller and the Buyer agrees, with respect to its obligations vis-à-vis the consents set forth in Section 2.9 of the Disclosure Schedule, to (i) reasonably cooperate and consult with each other, (ii) furnish to the other such necessary information and assistance as the other may reasonably request in connection with its preparation of any consent, approval, authorization, notifications or filings, and (iii) keep each other apprised of the status of matters relating to the completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by such Party from, or given by such Party to, any third party with respect to such transactions. If any consent, approval or authorization necessary to preserve any right or benefit under any Company Agreement is not obtained prior to the Closing, the Seller shall, subsequent to the Closing, cooperate with the Buyer and its Affiliates upon their reasonable request in attempting to obtain such consent, approval or authorization as promptly thereafter as practicable. For the avoidance of doubt, this Section 4.4(b) does not apply to (i) the Antitrust Approval or (ii) any notifications or consents involving a Governmental Entity that is set forth in Section 2.9 of the Disclosure Schedule.

(c) During the period from the date of this Agreement and continuing until the earlier of the valid termination of this Agreement in accordance with Article VII and the Closing, each Party (i) shall file the appropriate Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by this Agreement as soon as possible (and in any event,

{00194413.DOCX;12 }

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" EAST\188316910.16" "" EAST\188316910.16

Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

within ten (10) days) after the date of this Agreement, unless filed prior to the date of this Agreement (provided that in the event the Federal Trade Commission or Antitrust Division of the Department of Justice is closed or not accepting such filings under the HSR Act (a “Governmental Closure”), such day shall be extended day-for-day, for each day the Governmental Closure is in effect), (ii) shall make an appropriate response as promptly as practicable to any request made by the appropriate Governmental Entities for any additional information and documentary material that may be requested pursuant to the HSR Act and (iii) agrees to use reasonable best efforts to obtain termination of the applicable waiting period under the HSR Act (the “Antitrust Approval”). With respect to the Antitrust Approval and any notifications and consents involving a Governmental Entity that is set forth in Section 2.9 of the Disclosure Schedule, each Party shall (v) cooperate in all respects and consult with each other in connection with any filing or submission and in connection with any investigation by or other inquiry from any Governmental Entity regarding any of the transactions contemplated by this Agreement, including by allowing the other Parties to have a reasonable opportunity to review in advance and comment on drafts of filings and submissions and by considering in good faith the other Parties’ comments on drafts of filings and submissions; (w) promptly inform the other Parties of (or, in the case of written communications, furnish the other Parties with copies of) any substantive communication between such Party and any Governmental Entity regarding any of the transactions contemplated by this Agreement; (x) permit the other Parties to review in advance any communication that it gives to and consult with each other in advance of any meeting, substantive telephone call, or conference with any Governmental Entity regarding any of the transactions contemplated by this Agreement; (y) give, to the extent permitted by the Governmental Entity, the other Parties the opportunity to attend and participate in any meeting, telephone call, or conference with the Governmental Entity regarding any of the transactions contemplated by this Agreement; and (z) cooperate with the other Party to furnish it with such necessary information and reasonable assistance as the other Party may reasonably request in connection with the Parties’ mutual cooperation in preparing any necessary filings or submissions of information to any such Governmental Entity; provided however any materials shared may be redacted before being provided to the other Party (i) to remove references concerning the valuation of the Company (ii) as necessary to comply with contractual arrangements and (iii) as necessary to avoid disclosure of other competitively sensitive information or to address reasonable privilege or confidentiality concerns. Without limiting the foregoing, the Company, the Seller, the Buyer and their respective Affiliates shall not extend any waiting period, review period or comparable period under the HSR Act or enter into any agreement with any Governmental Entity not to consummate the transactions contemplated hereby, except with the prior written consent of the other Parties. The Seller and the Company shall not, but Buyer may, if in its good faith judgment it determines (after consulting in advance with the Seller and in good faith taking the Seller’s views into account) that the taking of such action would enhance the likelihood of obtaining any necessary antitrust, competition, fair trade or similar clearance by the Termination Date, agree to withdraw and refile under the HSR Act or any other applicable Antitrust Law. During the period from the date of this Agreement and continuing until the earlier of the valid termination of this Agreement in accordance with Article VII and the Closing, the Buyer agrees to, at its own cost, promptly take, or cause any of its Affiliates to take, any and all steps necessary to (w) avoid or eliminate each and every impediment under any Antitrust Laws that may be asserted by any U.S. or state antitrust authority or private party and (y) make any notifications and obtain any consents involving a Governmental Entity that is set forth in Section

{00194413.DOCX;12 }

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" EAST\188316910.16" "" EAST\188316910.16

Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

2.9 of the Disclosure Schedule, in each case, so as to enable the Parties to expeditiously close the transactions contemplated hereby, including (i) (x) preparing and filing all forms, registrations and notices required to be filed, performing all necessary actions or nonactions, and obtaining all necessary waivers, consents and approvals from any Governmental Entity, in each case, in order to obtain the Antitrust Approval, provide such notification or obtain such consent and (y) making all necessary registrations and filings (including filings with any Governmental Entity) and taking all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, in each case, in order to obtain the Antitrust Approval, provide such notification or obtain such consent), (ii) obtaining all necessary consents, approvals or waivers from third parties, , and (iii) executing and delivering any additional instruments necessary to obtain the Antitrust Approval, provide such notification or obtain such consent; provided, that, the Seller shall cooperate with the Buyer and shall use its reasonable best efforts to assist the Buyer in resisting and reducing any of the foregoing actions. Notwithstanding anything to the contrary in this Section 4.4, if the Company, the Buyer or any of Buyer’s Affiliates, in order to satisfy the conditions set forth in Article VI, is required to [***] collectively, “Adverse Antitrust Conditions”) then, pursuant to Section 7.1(e), the Buyer may terminate this Agreement.

(d) All filing fees incurred in connection with the filing under the HSR Act shall be borne by the Buyer.

(e) During the period from the date of this Agreement and continuing until the earlier of the valid termination of this Agreement in accordance with Article VII and the Closing, the Seller shall (i) deliver to the Buyer within fifteen days of the date of this Agreement, a list of any actions that must be taken within 60 days of the Closing Date with respect to any Company Registrations, (ii) [***] and (iii) [***].

(f) The Seller shall cause the Company to have its financial statements for the three (3) month period ending March 31, 2022 prepared in a manner consistent with the Financial Statements and reviewed by Grant Thornton LLP and delivered to the Buyer no later than May 5, 2022 (the “March 31, 2022 Review”). The delivery of the March 31, 2022 Review shall be made even if the March 31, 2022 Review is after the Closing Date. The Buyer shall reimburse the Seller for the costs of Grant Thornton LLP incurred in connection with the March 31, 2022 Review.

(g) Prior to the Closing, the Company shall use commercially reasonable efforts to begin the process to revise its systems and procedures to require agency designation from each New Patient pursuant to which such New Patient designates the Company as the New Patient's agent for the purpose of (i) selecting a dispensing pharmacy, and (ii) assisting with the management of New Patient’s prescription medications, which may include making prescription renewal requests with prescribers and updating New Patient regarding the status of their prescription. For purposes of this Section 4.4(g), “New Patient” means a patient for whom the Seller receives a prescription on or after the implementation of such procedure.

4.5 Directors’ and Officers’ Indemnification.

(a) From and after the Closing, the Buyer shall cause the exculpation, indemnification and expense advancement provisions of the Company’s Governing Documents,

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IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" EAST\188316910.16" "" EAST\188316910.16

Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

as in effect immediately prior to the Closing, not to be amended, repealed or otherwise modified for a period of six years from the Closing Date in any manner that would adversely affect the rights of the D&O Indemnified Persons thereunder; provided, however, that all rights to indemnification in respect of any Damages in connection with any actual or threatened Action pending or asserted or any claim made within such period shall continue until the disposition of such Action or resolution of such claim. From and after the Closing, the Buyer shall cause the Company to honor, in accordance with their respective terms, each of the covenants contained in this Section 4.5, without limit as to time.

(b) The rights of each D&O Indemnified Person hereunder shall be in addition to, and not in limitation of, any other rights such D&O Indemnified Person may have under the Governing Documents of the Company, any other indemnification arrangement, the Florida Business Corporation Act or otherwise. The provisions of this Section 4.5 shall survive the consummation of the Sale and expressly are intended to benefit each of the D&O Indemnified Parties. Notwithstanding anything herein to the contrary, no Person shall be entitled to enforce the provisions of this Section 4.5 or the organizational documents of the Company with respect to any matter for which the Buyer Indemnified Parties may seek indemnification under this Agreement or any of the Ancillary Agreements. The provisions of this Section 4.5 are intended to be for the benefit of, and shall be enforceable by, each D&O Indemnified Person, his or her heirs and his or her executors, administrators and personal representatives, each of whom is an intended third-party beneficiary of this Section 4.5

(c) In the event the Buyer, the Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then and in either such case, proper provision shall be made so that the successors and assigns of the Buyer or the Company, as the case may be, shall assume the obligations set forth in this Section 4.5.

4.6 Ongoing Trademark Use.

(a) Notwithstanding anything to the contrary in the Transaction Documents, from and after the Closing, the Seller shall (i) solely and exclusively own and retain all VitaMed Trademarks and (ii) have the exclusive right to use the VitaMed Trademarks in connection with any and all products, Customer Offerings, Software, services and other commercial offerings that the Seller may directly or indirectly sell, license, or otherwise provide, and including in connection with the sale of vitamins.

(b) Notwithstanding anything to the contrary in the Transaction Documents, from and after the Closing, the Buyer shall (i) solely and exclusively own and retain all vitaCare Trademarks and (ii) have the exclusive right to use the vitaCare Trademarks in connection with any and all products, Software, services and other commercial offerings that the Buyer may directly or indirectly sell, license, or otherwise provide, and including in connection with the provision of prescription services.

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IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" EAST\188316910.16" "" EAST\188316910.16

Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

(c) Notwithstanding anything to the contrary in the Transaction Documents, from and after the Closing, (i) the Buyer shall not itself, and shall not assist any other party to challenge or otherwise contest the rights of the Seller and/or of its future assignees in and to the VitaMed Trademarks and (ii) the Seller shall not itself and shall not assist any other party to challenge or otherwise contest the rights of the Buyer and/or of its future assignees in and to the vitaCare Trademarks.

(d) No licenses or other rights which are not expressly granted in this Agreement are intended to or will be granted or conferred by or to either Party or to any third party by implication, statute, inducement, estoppel or otherwise, and each Party hereby reserves all of its rights other than the rights explicitly granted in this Agreement.

4.7 Conduct of Business of the Company. During the period from the date of this Agreement and continuing until the earlier of the valid termination of this Agreement in accordance with Article VII and the Closing, the Seller shall cause the Company (except (i) to the extent that the Buyer shall otherwise consent in writing, (ii) as expressly contemplated by this Agreement (including, without limitation, with respect to any assignment or transfer contemplated by Section 4.14), (iii) as required by Law or Order (including, without limitation, any COVID-19 Measures) to, carry on its business in the usual and Ordinary Course of Business in substantially the same manner as heretofore conducted pay its debts and Taxes when due, pay or perform other obligations when due, use commercially reasonable efforts to keep available the services of its present officers, Key Employees and Non-Key Employees and use its commercially reasonable efforts consistent with past practice and policies to preserve intact its present business organization and preserve its material relationships with customers, suppliers, distributors, licensors, licensees, and others having material business dealings with it. Without limiting the foregoing and except (i) as expressly contemplated by this Agreement (including, without limitation, with respect to any assignment or transfer contemplated by Section 4.14), (ii) consented to in writing by the Buyer, (iii) as required by applicable Law or Order (including, without limitation, any COVID-19 Measures) or (iv) as set forth on Schedule 4.7, the Company shall not, and the Seller shall cause the Company not to:

(a) (i) make any payments or enter into any commitment or transaction outside of the Ordinary Course of Business, (ii) waive or release any material right or claim, (iii) fail to pay, or delay in paying, accounts payable when due, (iv) accelerate the payment of any accounts receivable, or (v) change or deviate from any accounting policies and procedures (except to the extent required by GAAP) or any cash management practices;

(b) issue, sell, grant, or deliver (i) any capital stock of the Company, (ii) any securities convertible into, exchange for, or rights warrants, or options to acquire any capital stock of the Company or (iii) other rights, Contracts, arrangements or commitments (contingent or otherwise) obligating the Company to issue, deliver, convert, exchange or sell any capital stock of the Company;

(c) [***];

{00194413.DOCX;12 }

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" EAST\188316910.16" "" EAST\188316910.16

Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

(d) incur any Indebtedness, draw down or borrow any amounts under any existing Contracts with respect to Indebtedness, guarantee any Indebtedness of any Person, issue or sell any debt securities of the Company or purchase or guarantee any debt securities or Liabilities of others, except for advances to employees for travel and business expenses in the Ordinary Course of Business;

(e) fail to timely and properly pay when due any Taxes of the Company, make, change or rescind any material Tax election, adopt or change any method of Tax accounting, file any amended Tax Return, file any Tax Return in a manner inconsistent with past practice, enter into any closing agreement with respect to Taxes, settle or compromise any Tax Action relating to Taxes of the Company or a Tax Return, consent to any extension or waiver of the limitations period applicable to any Tax Action relating to Taxes or a Tax Return of the Company, enter into a Tax Sharing Agreement, or surrender any right to claim a material refund of Taxes;

(f) amend any of the Company’s Governing Document or amend, extend, vary or terminate any Company Agreement, permit any Company Agreement to expire, or enter into any new lease, sublease, license or other Contract pursuant to which the Company derives any rights to use or occupy any real property, or settle any rent review; provided, however, prior to the Closing, the Seller and the Company may enter into the Sublease which shall replace that that certain Sublease Agreement by and between the Seller and the Company, dated March 16, 2020, as amended;

(g) take any action that, if taken prior to the date hereof, would be required to be disclosed on Section 2.8 of the Disclosure Schedule; or

(h) agree to take any of the foregoing actions.

4.8 Access to Information; Books and Records.

(a) During the period from the date of this Agreement and continuing until the earlier of the valid termination of this Agreement in accordance with Article VII and the Closing, the Company shall provide, upon reasonable advance notice to the Seller, the Buyer and its accountants, legal counsel, and other representatives reasonable and prompt access during normal business hours to (a) all of the properties, facilities, books, Contracts and records, in each case, solely related to the Business, (b) all senior management of the Company, and (c) all other information concerning the Business (including, without limitation, finances, properties, products, services, ongoing disputes, litigation, technology and personnel of the Company related thereto) as the Buyer may reasonably request and to the extent allowed by Law. All access and investigation pursuant to this Section 4.8 shall be (A) conducted in such a manner as not to unreasonably interfere with the normal operations of the Company, (B) coordinated through the Seller’s general counsel or designee thereof, and (C) conducted at Buyer’s sole cost and expense, and the Seller shall have the right to have one or more of its Representatives present at all times during any visits, examinations, discussions or contacts contemplated by this Section 4.8. Notwithstanding anything to the contrary contained herein, during the period from the date of this Agreement and continuing until the earlier of the valid termination of this Agreement in accordance with Article VII and the Closing, without the prior written consent of the Seller (which

{00194413.DOCX;12 }

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" EAST\188316910.16" "" EAST\188316910.16

Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

consent may be withheld for any reason), (x) the Buyer shall not, and shall cause its Affiliates and its Representatives not to, contact any vendor, supplier or customer of the Company regarding the business, operations, or prospects of the Company or this Agreement or the transactions contemplated hereby, and (y) the Buyer shall have no right to perform invasive or subsurface investigations of the properties or facilities of the Company. Neither the Seller nor the Company makes any representation or warranty as to the accuracy of any information (if any) provided pursuant to this Section 4.8, and the Buyer may not rely on the accuracy of any such information, in each case, other than as expressly set forth in the Seller’s representations and warranties contained in Article II.

(b) From and after the Closing for a period of seven (7) years, unless acting with the prior written consent of the Seller, the Buyer shall not (and shall not permit the Company to) intentionally destroy or otherwise dispose of any of the Company’s books and records (the “Books and Records”) as they relate to periods on or prior to the Closing Date without first offering to surrender the Books and Records which are intended to be destroyed or disposed of to the Seller. After the Closing, the Buyer shall allow Representatives of the Seller and its Affiliates reasonable access to such Books and Records (with the related right of examination and duplication, in each case, at the Seller’s sole expense) upon reasonable request and during normal business hours, solely in connection with the investigation, preparation, conduct, or settlement of or for any Action by or against the Seller or any of its Affiliates; provided, that, notwithstanding the foregoing, (i) such access does not unreasonably interfere with the normal operations of the Company, (ii) such access shall occur in such a manner reasonably appropriate to protect the confidentiality of the Books and Records and (iii) nothing herein shall require the Company to provide access to, or to disclose any information to the Seller or any of its Representatives if such access or disclosure would reasonably be expected to (A) waive any attorney-client or work product privilege, or (y) be in violation of applicable Law or the provisions of any agreement to which the Company is bound (provided that the Company shall use commercially reasonable efforts to obtain the required consent of such third party to such access or disclosure).

4.9 Exclusivity.

(a) [***].

(b) [***].

4.10 Non-Solicitation; Non-Competition.

(a) [***].

(b) [***].

(c) [***].

4.11 Release.

(a) In further consideration of the transactions contemplated hereby, effective as of and conditioned upon the Closing, the Seller, on behalf of itself, its controlled Affiliates

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IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" EAST\188316910.16" "" EAST\188316910.16

Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

(including, the Seller Group), and each of their assigns (collectively, the “Seller Releasing Parties”), hereby fully and finally releases, acquits and forever discharges the Company from all actions, causes of actions, suits, debts, controversies, damages, claims, accounts, bonds, bills, covenants, contracts, liabilities, obligations, costs, expenses, demands and other relief of every kind and nature whatsoever, in law or equity (known or unknown), which each Seller Releasing Party ever had, now has or hereafter can, shall or may have against the Company arising directly out of any act, omission, event or transaction occurring, in each case, on or prior to the Closing Date; provided, however, that this release and discharge excludes claims or rights arising under this Agreement and the Ancillary Agreements. The Seller represents and warrants to the Buyer that there has been no assignment or other transfer of any interest in any claim which the Seller or its controlled Affiliates had or may have against the Company.

(b) In further consideration of the transactions contemplated hereby, effective as of immediately after Closing and conditioned upon the Closing, the Buyer, on behalf of the Company immediately following Closing and each of its assigns (collectively, the “Buyer Releasing Parties”), hereby fully and finally releases, acquits and forever discharges the Seller Group from all actions, causes of actions, suits, debts, controversies, damages, claims, accounts, bonds, bills, covenants, contracts, liabilities, obligations, costs, expenses, demands and other relief of every kind and nature whatsoever, in law or equity (known or unknown), which each Buyer Releasing Party ever had, now has or hereafter can, shall or may have against the Seller Group or any of them arising directly out of any act, omission, event or transaction occurring, in each case, on or prior to the Closing Date; provided, however, that this release and discharge excludes claims or rights arising under this Agreement and the Ancillary Agreements. The Buyer represents and warrants to the Seller that there has been no assignment or other transfer of any interest in any claim which the Company had or may have against the Seller Group.

4.12 Termination of Certain Contracts. Except for individual employment relationships and individual compensation, benefits and travel advances in the Ordinary Course of Business, the Seller shall (i) terminate, or cause to be terminated, effective as of and conditioned upon the Closing, each contract, agreement, or arrangement (other than this Agreement, the Sublease, the Commercial Agreement and the TSA), including those contracts, agreements and understandings set forth on Schedule 4.12, between the Company, on the one hand, and the Seller or any of its Subsidiaries (other than the Company), on the other hand, and (ii) deliver, or cause to be delivered, to the Buyer any further documentation reasonably requested by the Buyer to give effect to or evidence the foregoing.

4.13 Employee Matters.

(a) [***].

(b) No Third Party Beneficiaries. Notwithstanding anything in this Section 4.13 or otherwise in this Agreement to the contrary, no Continuing Employee or other employee of the Company will be deemed to be a third-party beneficiary of this Agreement or be deemed to have any rights of employment for any specified period and/or any employee benefits (except as provided in the Employment Agreements). In addition, no provision of this Agreement is intended, or shall be interpreted, to amend any term or condition of the Benefit Plans, the Parent Plans, or

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IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" EAST\188316910.16" "" EAST\188316910.16

Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

any other employee related plan, program or policy of the Company, the Buyer or any of its Affiliates. Further, each of the Company, the Buyer and their respective Affiliates retain the right to amend or terminate their benefit plans at any time and from time to time.

4.14 Contributed Assets.

(a) To the extent not contributed prior to the date hereof, on or prior to the Closing, the Seller shall assign, convey and contribute to the Company, all right, title and interest in and to the Contributed Assets (including the Intellectual Property rights included therein and the right to sue and recover damages for past, present or future infringements thereof and, with respect to Trademarks, all goodwill of the business connected with the use of and symbolized by such Trademarks). Such assignment, conveyance and contribution shall be made on forms and agreements (including intellectual property assignment agreements) reasonably acceptable to Buyer, From and after the Closing, the Seller hereby agrees that it shall, at the reasonable request of the Buyer, execute, acknowledge and deliver any and all such other instruments of transfer, conveyance, assignment and consent and take such further action as the Buyer may reasonably require to effectively assign, transfer and convey to the Company or to record the Company’s right and title to, or interest in, the Contributed Assets.

(b) To the extent not contributed prior to the date hereof, on or prior to the Closing, the Seller shall assign and convey, to the Company, all Liabilities to the extent resulting from, relating to or arising out of the Contributed Assets (the “Contributed Liabilities”). From and after the Closing, the Buyer hereby agrees that it shall (and it shall cause the Company to), at the reasonable request of the Seller, execute, acknowledge and deliver any and all such other instruments of transfer, conveyance, assignment, assumption and consent and take such further action as the Seller may reasonably require to effectively assign, transfer and convey to the Company or to record the Company’s assumption of, the Contributed Liabilities.

ARTICLE V

INDEMNIFICATION

5.1 Indemnification.

(a) Indemnification by the Seller. Subject to the terms and conditions set forth in this Article V, from and after the Closing, the Seller shall indemnify the Buyer and its Affiliates (including, after the Closing, the Company) and their respective officers, directors, agents, attorneys, equityholders, partners, representatives, employees, successors and assigns (the “Buyer Indemnified Parties”) in respect of, and hold the Buyer Indemnified Parties harmless against, any and all Damages paid, incurred, suffered, or sustained by any of the Buyer Indemnified Parties arising out of or in connection with:

(i) any breach of or inaccuracy in, as of the date hereof and as of the Closing Date, the representations and warranties of the Seller contained in Article II and in the certificates and certifications furnished by the Company, or the Seller pursuant to this Agreement (which breach or inaccuracy, and the Damages related thereto, shall be determined for all purposes under

{00194413.DOCX;12 }

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" EAST\188316910.16" "" EAST\188316910.16

Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

this Article V without regard to any qualification based upon materiality or Material Adverse Effect contained in such representations or warranties);

(ii) any failure to perform or breach of any covenant, agreement or obligation of the Seller (including any Seller payments to the Buyer required by Section 1.4) or, with respect to pre-Closing covenants, agreements and obligations, the Company, contained in the Transaction Documents (other than the Commercial Agreement and the TSA);

(iii) any Indebtedness outstanding as of the Closing and any Company Transaction Costs, in each case solely to the extent not taken into account in the calculation of the Purchase Price or the adjustment thereto in accordance with Section 1.4;

(iv) [***];

(v) any Indemnified Taxes; and/or

(vi) [***].

(b) Indemnification by the Buyer. Subject to the terms and conditions set forth in this Article V, from and after the Closing, the Buyer shall indemnify the Seller and its respective Affiliates and their respective officers, directors, agents, attorneys, equityholders, partners, representatives, employees, successors and assigns (the “Seller Indemnified Parties”) in respect of, and hold the Seller Indemnified Parties harmless against, any and all Damages paid, incurred, suffered, or sustained by any of the Seller Indemnified Parties arising out of or in connection with:

(i) any breach of or inaccuracy in any of the representations and warranties of the Buyer contained in Article III and in the certificates and certifications furnished by the Company, or the Seller pursuant to this Agreement; and/or

(ii) any failure to perform or breach of any covenant, agreement or obligation of the Buyer or, with respect to post-Closing covenants, agreements or obligations, the Company contained in the Transaction Documents (other than the Commercial Agreement and the TSA).

5.2 Indemnification Claims.

(a) An Indemnified Party shall deliver a Claim Notice to the Indemnifying Party and, to the extent the Indemnified Party is seeking to enforce a claim under the Escrow Agreement, to the Escrow Agent, in each case, within five (5) Business Days after becoming aware of any matter which an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, including, without limitation, the commencement of any Third Party Action. Such notification shall describe in reasonable detail the facts constituting the basis for the claim or such Third Party Action and the amount of the claimed Damages (to the extent then known by the Indemnified Party). Within forty-five (45) days after delivery of such Claim Notice, the Indemnifying Party shall deliver the Response to the Indemnified Party pursuant to Section 5.2(c) (it being agreed that if the Indemnifying Party does not so deliver the Response, the claim specified by the Indemnified Party in such Claim Notice shall be conclusively deemed

{00194413.DOCX;12 }

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" EAST\188316910.16" "" EAST\188316910.16

Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

to be an indemnifiable Liability of the Indemnifying Party under this Article V) and with respect to a Third Party Action may, upon delivery of the Response to the Indemnified Party, assume control of the defense of such Third Party Action with counsel reasonably satisfactory to the Indemnified Party; provided that the Indemnifying Party may only assume control of such defense if, and only if, (i) the Indemnifying Party first confirms to the Indemnified Party in writing that such Indemnifying Party shall be responsible or liable for such Third Party Action pursuant to the terms and limitations set forth in this Article V and provides the Indemnified Party with reasonable evidence that the Indemnifying Party will have the financial resources to defend against such Third Party Action and fulfill its indemnification obligations hereunder, (ii) the Third Party Action is asserted by a Person other than a Governmental Entity, (iii) the Third Party Action does not involve criminal liability or seek an injunction or equitable relief or other form of non-monetary remedy, and (iv) a material business relation of the Company is not a party to the Third Party Action or the Indemnified Party otherwise reasonably believes an adverse determination with respect to the Third Party Action would be detrimental to or injure the Indemnifying Party's reputation or future business prospects. If the Indemnifying Party does not, or is not permitted under the terms hereof to, so assume control of the defense of a Third Party Action, the Indemnified Party shall control such defense. The Non-controlling Party may participate in such defense at its own expense. The Controlling Party shall keep the Non-controlling Party reasonably advised of the status of such Third Party Action and the defense thereof and shall consider in good faith recommendations made by the Non-controlling Party with respect thereto. The reasonable fees and expenses of counsel to the Indemnified Party with respect to a Third Party Action shall be considered Damages for purposes of this Agreement. The Non-controlling Party shall furnish the Controlling Party, at the Non-controlling party’s expense, with such information as it may have with respect to such Third Party Action (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise reasonably cooperate with and reasonably assist the Controlling Party in the defense of such Third Party Action subject to any reasonable restrictions necessary to preserve any attorney-client privilege. If the Indemnified Party assumes the defense of any Third Party Action in accordance with this Section 5.2, such Indemnified Party shall not agree to any settlement of, compromise acknowledgement or admission or the entry of any judgment arising from, any Third Party Action without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, conditioned or delayed.

(b) [Reserved.]

(c) Within forty five (45) days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a Response, in which the Indemnifying Party shall: (i) agree that the Indemnified Party is entitled to receive all of the Claimed Amount, (ii) agree that the Indemnified Party is entitled to receive the Agreed Amount or (iii) dispute that the Indemnified Party is entitled to receive any of the Claimed Amount, specifying in reasonable detail the grounds for such dispute.

(d) During the thirty (30) day period following the delivery of a Response that reflects a Dispute, the Indemnifying Party and the Indemnified Party shall use good faith efforts to resolve the Dispute. If the Indemnifying Party and the Indemnified Party are unable to resolve

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IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" EAST\188316910.16" "" EAST\188316910.16

Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

the Dispute pursuant to the immediately preceding sentence, such Dispute shall be in accordance with Section 8.12.

(e) With respect to claims for Damages under this Article V that have been mutually agreed upon by the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, or determined on a final, non-appealable basis to be due and owing to the Indemnified Party in accordance with the limitations and provisions of this Article V, subject to the terms and conditions set forth in this Article V, any such Damages shall be satisfied within ten (10) Business Days after such agreement or final, non-appealable determination by wire transfer of immediately available funds to the account(s) provided by the Indemnified Party; [***]. With respect to any Damages owing from the Seller that shall be paid from the Escrow Fund under this Section 5.2(e), the Seller and the Buyer shall deliver a joint written instruction to the Escrow Agent to cause the Escrow Agent to release to the account designated by the Buyer the applicable amount(s) within five (5) days after determination thereof.

5.3 Survival of Representations and Warranties. All representations and warranties that are covered by the indemnification agreements in Section 5.1(a)(i) shall (a) survive the Closing and (b) shall expire at 5:00 p.m. Eastern Time on the [***] anniversary of the Closing Date (subject to extension as provided below, the “Expiration Date”), except that (i) the representations and warranties set forth in [***] (collectively, the “Fundamental Representations”) shall survive the Closing until the date that is 90 days following the [***] anniversary of the Closing Date, (ii) the representations and warranties set forth in [***] (collectively, “Special Representations”) shall survive the Closing until the date that is 90 days following the [***] anniversary of the Closing Date. Except as otherwise set forth in this Agreement, each of the covenants of Buyer or Seller (or their respective Affiliates) in this Agreement that contemplate performance, in whole or in part, after the Closing Date shall survive for the periods contemplated by their respective terms or, if earlier, until their respective performance in full, and shall thereafter expire, not survive and be of no further force or effect. The covenants set forth in Section 4.1 and the indemnification obligation for Damages arising from Indemnified Taxes shall survive the Closing until the date that is 90 days following the [***] anniversary of the Closing Date. If an Indemnified Party delivers to an Indemnifying Party, before the expiration of the applicable survival period, a Claim Notice, then the applicable indemnification right shall survive until the resolution of any claims arising from or related to the matter covered by such Claim Notice. Notwithstanding anything herein to the contrary, the representations, warranties and covenants set forth herein, and the Buyer Indemnified Parties’ right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation, inquiry or examination made for or on behalf of such Buyer Indemnified Party, or by reason of the fact that such Buyer Indemnified Party or any of its equityholders, members, officers, directors, equityholders, employees or agents knew or should have known at any time that any such representation, warranty or covenant is, was or might be inaccurate, or by reason of the acceptance of such Buyer Indemnified Party of any certificate or opinion hereunder.

5.4 Limitations.

(a) Except with respect to breaches of Fundamental Representations, no Indemnified Party shall be entitled to indemnification pursuant to Section 5.1(a)(i), for aggregate

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Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

Damages equal to less than [***] (the “Threshold Amount”), and if aggregate Damages exceed the Threshold Amount the Indemnified Parties shall be entitled to all such Damages from the first dollar of Damages.

(b) Except with respect to breaches of Fundamental Representations and breaches of Special Indemnity Representations, the aggregate liability of the Seller under Section 5.1(a)(i) (excluding Fraud) shall not exceed the Escrow Fund (the “Regular Indemnities”). The aggregate liability of the Seller (i) under Section 5.1(a)(i) with respect to breaches of Special Indemnity Representations (excluding Fraud) and (ii) the Regular Indemnities, shall not exceed [***] of the Purchase Price. The aggregate liability of the Seller under this Article V (except as otherwise expressly set forth in this Section 5.4(b) or in the case of Fraud) shall not exceed the [***]. In the case of Fraud or with respect to Damages attributable to items described in clause (iii) of the definition of Indemnified Taxes the aggregate liability of the Seller under this Article V shall be [***]. Solely with respect to Excepted Matters and breaches of Special Representations, the Buyer may offset or withhold any Earn-Out Payment; provided, however, the Buyer may only do so once the Escrow Fund is entirely released or otherwise exhausted subject to the dollar limitations of this Section 5.4(b).

(c) After the Closing, except as provided in Section 1.4 or with respect to Fraud, the rights of the Indemnified Parties under this Article V shall be the sole and exclusive monetary remedy of the Indemnified Parties with respect the Transaction Documents (other than the Commercial Agreement and the TSA) and the transactions contemplated thereby; provided, however that nothing herein is intended to, or shall, limit the availability of equitable relief (including injunctive relief or specific performance) that is not in the nature of a monetary award pursuant to Section 8.13.

(d) Insurance. The indemnification provided for in this Article V is not intended and shall not be deemed to limit, condition, reduce or supplant the primary availability of any insurance that would be available in the absence of such indemnification, it being agreed that the Buyer shall use (and shall cause its Affiliates, including the Company after the Closing, to use) commercially reasonable efforts to utilize insurance coverage for all or part of any Damages under insurance policies to the same extent as it would if such Damages were not subject to indemnification hereunder (which, if commercially reasonable, may include a decision by the Buyer not to seek to recover any such insurance proceeds). The amount of any Damages for which any Buyer Indemnified Parties would otherwise be entitled to indemnification under this Article V shall be reduced by the amount of insurance proceeds (net of any costs of collection, the deductible, retroactive or other premium adjustment, reimbursement obligation or other costs directly related to the insurance claim in respect of Damages and subject to rights of subrogation as applicable) such Buyer Indemnified Parties actually receives in respect of such Damages. In the event that a Buyer Indemnified Parties receives any such amounts under applicable insurance policies, with respect to any Damages for which any Buyer Indemnified Parties has been fully indemnified hereunder, then a refund equal to the aggregate amount of the recovery (such refund amount to be determined in accordance with the foregoing sentence) shall be promptly paid to the Seller.

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IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" EAST\188316910.16" "" EAST\188316910.16

Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

(e) Third Party Indemnity. The amount of any Damages for which any Buyer Indemnified Parties would otherwise be entitled to indemnification under this Article V shall be reduced by the amount of proceeds (net of any costs of collection or other costs related to the indemnity claim against such third party in respect of Damages and subject to rights of subrogation as applicable) such Buyer Indemnified Party actually receives from a third party in respect of such Damages. In the event that a Buyer Indemnified Party receives any such amounts as a result of any indemnity claim against a third party, with respect to any Damages for which any Buyer Indemnified Party has been indemnified hereunder, then a refund equal to the aggregate amount of the recovery (such refund amount to be determined in accordance with the foregoing sentence) shall be promptly paid to the Seller.

(f) No Indemnification. The Seller shall not be liable under Article V for Damages relating to any matter to the extent that that (i) Buyer Indemnified Parties have otherwise been compensated for such Damages pursuant to the provisions of the purchase price adjustment under Section 1.4 or such Damages were accounted for in the determination of the Purchase Price, or (ii) Buyer Indemnified Parties have recovered for such Damages under another provision of this Agreement.

(g) Mitigation. Each Party shall, and shall cause its respective Affiliates to, cooperate reasonably with the other Party with respect to resolving any claim or liability with respect to which one Party is obligated to indemnify any other Person under this Agreement, including by, to the extent required by applicable law, making commercially reasonable efforts to mitigate any Damages arising in connection with such claim or liability. [***]

5.5 Treatment of Indemnity Payments. Any payments made to an Indemnified Party pursuant to this Article V shall be treated as an adjustment to the Purchase Price for tax purposes.

5.6 Choice of Indemnity. If a Buyer Indemnified Party has a claim that can be made under more than one subsection of Section 5.1(a) Buyer can, in its sole discretion, choose which subsection(s) to make the claim. If a Buyer Indemnified Party has a claim under Section 5.1(a)(i) that could be deemed a breach under more than one representation and warranty, the Buyer Indemnified Party can, in its sole discretion, choose which breach of representation(s) and warranty(ies) to make such claim.

ARTICLE VI

CONDITIONS TO THE CLOSING

6.1 Conditions to the Obligations of Each Party. The respective obligations of the Buyer and the Seller to consummate the Sale are subject to the satisfaction on or prior to the Closing Date of the following conditions:

(a) no judgment, injunction, order or decree of a court or other Governmental Entity of competent jurisdiction shall be in effect which has the effect of preventing, making the Sale illegal or otherwise restraining or prohibiting the consummation of the Sale;

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IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" EAST\188316910.16" "" EAST\188316910.16

Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

(b) any applicable waiting period under the HSR Act relating to the transactions contemplated by this Agreement shall have expired or been terminated; and

(c) there shall not be any Action pending or threatened by any Person other than a Party to this Agreement that involves any challenge to, any of the transactions contemplated by this Agreement or that may have the effect of preventing, making the Sale illegal or otherwise restraining or prohibiting the consummation of the Sale.

6.2 Conditions to the Obligations of the Buyer. The obligations of the Buyer to consummate the Sale are subject to the satisfaction of the following further conditions:

(a) the Seller and the Company shall have performed in all material respects all of their obligations hereunder required to be performed by them at or prior to the Closing;

(b) (i) the representations and warranties of the Seller contained in Article II (other than the Fundamental Representations), shall be true and correct in all material respects as of the date hereof and at and as of the Closing, as though made at and as of such time (or, if made as of a specific date, at and as of such date) in all material respects, and (ii) the Fundamental Representations shall be true and correct in all respects as of the date hereof and at and as of the Closing, as though made at and as of such time (or, if made as of a specific date, at and as of such date);

(c) there is no Material Adverse Effect;

(d) the Seller shall have caused the release of all Security Interests on the Company and the Company’s assets under the Seller Credit Agreement and other Indebtedness for borrowed money;

(e) the Buyer shall have received all of the items required to be delivered to the Buyer at or prior to the Closing pursuant to Section 1.7(b);

(f) [***]; and

(g) [***].

6.3 Conditions to the Obligations of the Seller. The obligations of the Seller to consummate the Sale are subject to the satisfaction of the following further conditions:

(a) the Buyer shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing; and

(b) the representations and warranties of the Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Closing, as though made at and as of such time (or, if made as of a specific date, at and as of such date).

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IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" EAST\188316910.16" "" EAST\188316910.16

Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

ARTICLE VII

TERMINATION

7.1 Termination. This Agreement may be terminated, and the transactions contemplated hereby (including, without limitation, the Sale) may be abandoned, in each case, at any time prior to the Closing:

(a) by mutual written consent of the Buyer and the Seller;

(b) by either Buyer or the Seller:

(i) subject to Section 8.13, if the Closing has not occurred on or before the date that is [***] days from the date hereof or such other date that the Parties may agree upon in writing (as it may be extended herein the “Termination Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any Party whose breach of any provision of this Agreement has been a material cause of, or materially resulted in, the failure of the Closing to occur on or before by the Termination Date; or

(ii) if any court of competent jurisdiction in the United States or other Governmental Entity shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Sale and such order, decree, ruling or other action is or shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(ii) shall not be available to a Party if such final order, decree, ruling or action was materially caused by the failure of such Party or any Affiliate of such Party to perform any of its covenants, agreements and obligations under this Agreement;

(c) by the Buyer, after ten (10) Business Days prior written notice, if (i) there has been a material breach by the Seller of any representation, warranty, covenant or agreement contained in this Agreement which (i) would result in a failure of a condition set forth in Section 6.1 or Section 6.2 to be satisfied and is incapable of cure or has not been cured on or before the earlier of the Termination Date or ten (10) Business Days after the Buyer notifies the Seller in writing of such breach (it being understood that the Buyer may not terminate this Agreement pursuant to this Section 7.1(c) if such failure is cured before the expiration of such period); provided, however, the right to terminate this Agreement under this Section 7.1(c) shall not be available to the Buyer if it is material breach of this Agreement;

(d) by the Seller, if (i) there has been a material breach by the Buyer of any representation, warranty, covenant or agreement contained in this Agreement which (i) would result in a failure of a condition set forth in Section 6.1 and Section 6.3 to be satisfied and is incapable of cure or has not been cured on or before the earlier of the Termination Date or ten (10) Business Days after the Seller notifies the Buyer in writing of such breach (it being understood that the Seller may not terminate this Agreement pursuant to this Section 7.1(d) if such failure is cured before the expiration of such period); provided, however, the right to terminate this

{00194413.DOCX;12 }

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" EAST\188316910.16" "" EAST\188316910.16

Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

Agreement under this Section 7.1(d) shall not be available to the Seller if it is material breach of this Agreement; or

(e) by Buyer, if an Adverse Antitrust Condition occurs.

The Party desiring to terminate this Agreement pursuant to Section 7.1 (other than pursuant to Section 7.1(a)) shall give notice of such termination to the other Party setting forth a brief description of the basis on which it is terminating this Agreement.

7.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become null and void, and there shall be no liability or further obligation on the part of the Buyer or the Seller or their respective former, current or future Affiliates, equityholders, stockholders, controlling persons, managers, members or Representatives, and except that Exhibit A attached hereto, the Confidentiality Agreement, this Article VII and Article VIII will remain in full force and effect and survive any termination of this Agreement. Nothing in this Section 7.2 shall relieve any Party from liability for any Fraud.

7.3 Termination Fee. In the event that this Agreement is terminated by the Buyer pursuant to Section 7.1(e), then the Buyer shall promptly, but in no event later than three (3) Business Days after the later of (x) the date of such termination and (y) the date the Buyer receives (i) a signed letter from the Seller on its letterhead setting forth its wire instructions and (ii) call back information for an authorized officer of the Seller who is different than the signatory to the letter described in the preceding subclause (i) and can confirm the accuracy of the provided wire instructions, pay or cause to be paid to the Seller an amount equal to the Regulatory Termination Fee, by wire transfer of immediately available funds (it being understood that in no event shall the Buyer be required to pay the Regulatory Termination Fee on more than one occasion).

ARTICLE VIII

MISCELLANEOUS

8.1 Press Releases and Announcements. Except as may be required by Law or otherwise contemplated by or necessary to implement the provisions of this Agreement, neither the Buyer nor the Seller (nor any of their respective Affiliates) shall issue any press release or otherwise make any public statements or disclosure regarding the terms of this Agreement, any Ancillary Documents, the Sale and the other transactions contemplated hereby and thereby without the prior written consent of the other Party, except to the extent such disclosure is required by applicable Law or the rules of any securities exchange, in which case the Party seeking to make such disclosure shall promptly notify the other Party thereof and the parties shall use reasonable efforts to the extent practicable to cause a mutually agreeable release or announcement to be issued.

8.2 No Third Party Beneficiaries. Except to the extent provided in Section 4.5, Article V and Section 8.17 (the provisions of which shall insure to the benefit of the Persons referenced therein as third-party beneficiaries of such provisions), this Agreement shall not confer, expressly or impliedly, any legal or equitable rights, benefits or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

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Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

8.3 Entire Agreement. This Agreement and the other Transaction Documents (including the documents referred to herein and therein) constitute the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, with respect to the subject matter hereof; provided that the Confidentiality Agreement shall remain in effect in accordance with its terms pursuant to Section 4.2. In the event of any conflict, inconsistency of discrepancy between this Agreement and the other Transaction Documents, the provisions of this Agreement shall govern, control and prevail.

8.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. Neither the Buyer nor the Seller, may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other; provided that the Buyer may, at any time without the consent of any other party hereto (but to the extent the Buyer remains liable for its obligations hereunder), assign in whole or in part its rights and obligations under this Agreement or any of the Ancillary Agreements (a) to any Affiliate of the Buyer, (b) for collateral security purposes to any lender to the Buyer or its Affiliates, and (c) to any subsequent purchaser of the Company (whether such sale is structured as a sale of equity, sale of assets, merger, recapitalization or otherwise).

8.5 Counterparts and Facsimile Signature. This Agreement may be executed in one or more counterparts, including via facsimile or .PDF copy, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

8.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

8.7 Notices. All notices, deliveries and other communications pursuant to this Agreement must be in writing and will be deemed given if sent via email or delivered by globally recognized express delivery service (with a required e-mail copy, receipt of which need not be acknowledged) to the parties at the addresses set forth below or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice, delivery or communication will be deemed to have been delivered and received (1) in the case of e-mail, on the date that the recipient acknowledges having received the email, with an automatic “read receipt” not constituting acknowledgment of an e-mail for purposes of this Section, and (2) in the case of a globally recognized express delivery service, on the Business Day that receipt by the addressee is confirmed pursuant to the service’s systems:

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Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

If to the Seller: TherapeuticsMD, Inc. 951 Yamato Road, Suite 220 Boca Raton, FL 33431 Attn: Legal Department	Copy to (which shall not constitute notice): Joshua Samek, Esq. DLA Piper LLP (US) 200 South Biscayne Boulevard Suite 2500 Miami, FL 33131-5341 [***]
If to the Buyer: GoodRx, Inc. 2701 Olympic Boulevard Santa Monica, CA 90401 Attn: Justin Fengler [***]	Copy to (which shall not constitute notice): M&H, LLP 525 Middlefield Road, Suite 250 Menlo Park, CA 94025 Attn: Kerry T. Smith, Esq. [***]

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

8.8 [Reserved.]

8.9 Amendments and Waivers. This Agreement may not be amended or modified by an instrument in writing signed by each of the Buyer and the Seller. No waiver by any Party of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by any Party with respect to any default, misrepresentation, or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

8.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

8.11 Expenses. Except as otherwise set forth in this Agreement, each Party shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this

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Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

Agreement and the transactions contemplated hereby, whether or not the Closing shall have occurred.

8.12 Governing Law. The parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions of this Agreement exclusively in the Delaware Court of Chancery in New Castle County, and any state appellate court therefrom within the State of Delaware (or if such Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) (the “Chosen Courts”) this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the exclusive jurisdiction of the Chosen Courts in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than Chosen Courts, and irrevocably waives the right to trial by jury, and (d) irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE WHICH WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER STATE.

8.13 Specific Performance. Each Party acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement (including Sections 5.1 and 5.2) are not performed in accordance with their specific terms or otherwise are breached, and even though monetary damages may be available for such a breach, monetary damages would be an inadequate remedy therefor. Accordingly, each Party agrees that the other Party shall be entitled to seek an injunction or other equitable relief to prevent breaches or threatened breaches of any of the provisions of this Agreement and to seek to enforce specifically this Agreement and the terms and provisions hereof in the Chosen Courts, in addition to any other remedy to which it may be entitled, at Law or in equity without the posting of any bond or other security. In the event that any Action should be brought in equity to enforce the provisions of this Agreement, each Party agrees that it shall not allege, and each Party hereby waives the defense, that there is an adequate remedy available at Law. If any Party brings an Action, including an Action pursuant to Section 8.13, to enforce specifically the performance of the terms and provisions of this Agreement, the Termination Date shall automatically be extended to the later of (i) the twentieth (20th) Business Day following the resolution of such Action or (ii) such other time period established by the court or arbitral tribunal presiding over such Action, respectively.

8.14 Construction.

(a) Unless the context of this Agreement otherwise requires, (i) words of either gender or the neuter include the other gender and the neuter, (ii) words using the singular number also include the plural number and words using the plural number also include the singular number,

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Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

(iii) the terms “hereof”, “herein”, “hereby” and derivative or similar words refer to this entire Agreement as a whole and not to any particular Article, Section or other subdivision, (iv) the terms “Article” or “Section” or other subdivision refer to the specified Article, Section or other subdivision of the body of this Agreement, (v) the word “include” shall be deemed to be followed by the phrase “but are not limited to”, the word “includes” shall be deemed to be followed by the phrase “but is not limited to”, and the word “including” shall be deemed to be followed by the phrase “but not limited to”, (vi) when a reference is made in this Agreement to Exhibits or Schedules, such reference shall be to an Exhibit or Schedule, respectively, to this Agreement unless otherwise indicated, (vii) when a statement herein with respect to a particular matter is qualified by the phrase “in all material respects”, materiality shall be determined with respect to this Agreement and the transactions contemplated hereby as a whole, (viii) the terms “third party” or “third parties” refers to persons and entities other than the Buyer, Company, the Seller and their respective Affiliates, (ix) all references to “dollars” and “$” shall mean U.S. dollars, unless otherwise indicated, (x) the term “made available,” “provided,” delivered” or words of similar import shall be to include only those documents that were included in the Company’s electronic data room on or prior to the date hereof, and (x) the Disclosure Schedule, and all Schedules and Exhibits, referred to herein are intended to be and hereby are specifically made a part of this Agreement. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

(b) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. The provisions of this Agreement shall be construed as a whole, taken together in its entirety, so as to give effect to every part, if reasonably practicable, each clause helping to interpret the other, in accordance with the normal rules of contract construction of the State of Delaware.

8.15 Independent Investigation; No Other Representations and Warranties. The Buyer acknowledges and agrees that other than the representations and warranties expressly set forth in Article II of this Agreement, none of the Seller, the Company or any other Person has made or makes any other representation or warranty, written or oral, express or implied, at law or in equity, with respect to the subject matter of this Agreement or any Transaction Document (other than the Commercial Agreement) or the Company.

8.16 [Reserved.].

8.17 Provision Regarding Legal Representation.

(a) The Buyer hereby waives and shall not assert, and after the Closing, shall cause the Company to waive and not to assert, any conflict of interest arising out of or relating to the representation, after the Closing (the “Post-Closing Representation”), of the Seller or any of its then Subsidiaries or any of their Representatives (any such Person, a “Designated Person”) in any matter involving this Agreement and the other Transaction Documents or the transactions contemplated hereby or thereby, including any Action between or among Buyer or any of its Affiliates (including, after the Closing, the Company), on the one hand, and any Designated Person, on the other hand, by any legal counsel currently representing the Company in connection

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Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

with this Agreement and the other Transaction Documents or the transactions contemplated hereby or thereby (whether or not such legal counsel also represented the Seller) (the “Current Representation”), even though the interests of such Designated Person may be directly adverse to the Buyer or such Affiliate (including, after the Closing, the Company).

(b) It is the intention of the Parties hereto that all rights to any attorney-client privilege applicable to communications between any legal counsel currently representing the Company in connection with the Current Representation (whether or not such legal counsel also represented the Seller) shall be retained solely by the Seller (and not the Company); provided, that the foregoing waiver and acknowledgement of retention shall not extend to any communication not involving this Agreement or any other Transaction Documents or the transactions contemplated hereby and thereby. Accordingly, from and after Closing, the Company shall not have access to the files of any legal counsel currently representing the Company (whether or not such legal counsel also represented the Seller) in connection with the Current Representation and shall use commercially reasonable efforts not to access any such communications. Without limiting the generality of the foregoing, upon and after the Closing, (i) the Seller and its Subsidiaries shall be the sole holders of the attorney-client privilege with respect to the Current Representation, and the Company shall not be the holder thereof, (ii) to the extent that files of any legal counsel currently representing the Company in connection with the Current Representation (whether or not such legal counsel also represented the Seller) constitute property of a client, only the Seller and its Subsidiaries shall hold such property rights; and (iii) the Company shall use commercially reasonable efforts not access (and shall use commercially reasonable efforts not permit any other Person to access) any communications from any legal counsel with respect to the Current Representation that may be in the possession of the Company after the Closing.

(c) The Buyer agrees, on its own behalf and on behalf of its Affiliates (including, after the Closing, the Company), that in the event of a dispute between the Seller or any of its Subsidiaries (other than the Company), on the one hand, and the Company, on the other hand, arising out of or relating to any matter in which any legal counsel currently representing the Company in connection with the Current Representation jointly represented both the Seller and the Company, neither the attorney-client privilege, the expectation of client confidence, nor any right to any other Privilege will protect against or prevent disclosure by any legal counsel currently representing the Company in connection with the Current Representation to the Seller or any of its Affiliates of any information or documents developed or shared during the course of any such joint representation.

(d) In the event that any third party shall seek to obtain from the Buyer or its Affiliates (including, after the Closing, the Company) attorney-client communications involving any legal counsel currently representing the Company in connection with the Current Representation, then the Buyer shall notify the Seller of such application sufficiently in advance of any hearing on the application to permit the Seller to participate in any such proceedings.

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Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

IN WITNESS WHEREOF, the Parties have executed this Stock Purchase Agreement as of the date first above written.

GOODRX, INC. BY: /s/ Trevor Bezdek NAME: Trevor Bezdek TITLE: Co-CEO
THERAPEUTICSMD, Inc. BY: /s/ Hugh O’Dowd NAME: Hugh O’Dowd TITLE: Chief Executive Officer

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of this Agreement, each of the following terms has the meaning set forth below.

[***].

“338(h)(10) Election” has the meaning set forth in Section 4.1(g).

“Accountant” means an independent accountant mutually acceptable to the Buyer and the Seller, or if such an accountant cannot be mutually designated, an independent accountant from a Big Four accounting firm selected by each of the accountants selected by the Buyer and the Seller.

“Action” shall mean any action, charge, complaint, petition, suit, arbitration, or other proceeding, whether civil or criminal, at law or in equity, by or before any Governmental Entity or arbitrator.

“Adjusted Revenue” shall mean the revenue of the Company for the applicable calendar year determined in accordance with GAAP. However, should GAAP dictate ‘gross’ treatment pertaining to any of the revenue attributable to the Company, such revenue will be converted to ‘net’ treatment for purposes of calculating Adjusted Revenue. For example, if the cash pay program revenue, which is currently presented under 'net' treatment, is required under GAAP to include the cost of the drug or other gross-up amounts to be presented as part of revenue, as

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Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

required under the 'gross' treatment of revenue, such presentation will be reverted back to 'net' treatment for purposes of calculating Adjusted Revenue.

“Adjusted Working Capital” means (i) all current assets (excluding Cash and Tax assets) of the Company, minus (ii) all current liabilities (excluding Tax Liabilities, Indebtedness and Company Transaction Costs) of the Company. Adjusted Working Capital shall be calculated (A) without giving effect, to the transactions contemplated by this Agreement, and (B) in accordance with GAAP.

“Adverse Antitrust Conditions” has the meaning set forth in Section 4.4(c).

“Affiliate” means with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such other Person. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings. With respect to the Seller, any member of the Seller Group shall be deemed an Affiliate of Seller.

“Agreed Allocation” has the meaning set forth in Section 4.1(g).

“Agreed Amount” means part, but not all, of the Claimed Amount, as agreed upon by the Indemnifying Party and the Indemnified Party.

“Agreement” has the meaning set forth in the preamble.

“Allocation” has the meaning set forth in Section 4.1(g).

“Alterative Contract” has the meaning set forth in Section 4.4(e).

“Alternative Vendor” has the meaning set forth in Section 4.4(e).

“Ancillary Agreements” means the Escrow Agreement, the Commercial Agreement and the Transition Services Agreement.

“Anti-Corruption Laws” means all U.S. laws relating to the prevention of corruption and bribery including the U.S. Foreign Corrupt Practices Act of 1977, as amended.

“Antitrust Approval” has the meaning set forth in Section 4.4(c).

“Antitrust Laws” means all Laws that are designed or intended to prohibit, restrict or regulate actions, including transactions, acquisitions and mergers, having the purpose or effect of creating or strengthening a dominant position, monopolization, lessening of competition or restraint of trade, including the HSR Act, the Clayton Antitrust Act of 1914, the Sherman Act of 1890, the Federal Trade Commission Act of 1914 and any other federal, state, or foreign Laws.

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Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

“Audit Opinion” means an audit opinion of Grant Thornton LLP with respect to the Audited Financial Statements which shall be unmodified but may contain a qualification with respect to the going concern of the Company.

“Audited Financial Statements” means the balance sheet of the Company as of December 31, 2021, and the related statements of operations, of changes in shareholder equity (deficit), and of cash flows for the year ended December 31, 2021, (including the related notes). The Audited Financial Statements shall be prepared in conformity with GAAP.

“Base Purchase Price” has the meaning set forth in Section 1.3(a)(i).

“Benefit Plan(s)” has the meaning set forth in Section 2.20(a).

“Books and Records” has the meaning set forth in Section 4.8(b).

“Business” has the meaning set forth in the recitals.

“Business Associate” means a “business associate” as defined in 45 C.F.R. § 160.103.

“Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in New York, New York.

“Buyer” has the meaning set forth in the preamble.

“Buyer Plans” has the meaning set forth in Section 4.13(a).

“Buyer Indemnified Parties” has the meaning set forth in Section 5.1(a).

“Buyer Releasing Parties” has the meaning set forth in Section 4.11(a).

“Buyer Return” has the meaning set forth in Section 4.1(a)(ii).

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act (Pub. L. 116-136).”

“Cash” shall mean all cash, certificates of deposit, bank deposits, cash equivalents, other amounts in bank accounts and negotiable instruments of the Company (excluding any outstanding checks issued by the Company and uncleared electronic payments made by the Company and any overdrafts but including checks and drafts deposited for the account of the Company or in the possession of the Company and uncleared electronic payments for the account of the Company), in each case in accordance with GAAP.

“CCA” means the Consolidation Appropriations Act, 2021 (Pub. L. 116-260).

“CCPA” means California Consumer Privacy Act of 2018, as amended and its rules and regulations.

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Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

“Change of Law” shall mean the adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal of any law, rule, regulation, ordinance, order, protocol, practice or measure or any other Law of or by any federal, state, county or local government, governmental agency, court, commission, department or similar organization or other such entity which occurs subsequent to the date hereof (including, without limitation, any COVID-19 Measures).

“Chosen Courts” has the meaning set forth in Section 8.12.

“Claim Notice” means written notification which contains (i) a description of the Damages incurred or reasonably expected to be incurred by the Indemnified Party, (ii) a statement that the Indemnified Party is entitled to indemnification under Article V for such Damages and a reasonable explanation of the basis therefor, and (iii) a demand for payment in the amount of such Damages.

“Claimed Amount” means the amount of Damages set forth in a Claim Notice.

“Closing” means the consummation of the transactions contemplated by this Agreement.

“Closing Date” means the date on which the Closing actually occurs.

“Closing Date Purchase Price” has the meaning set forth in Section 1.3(a).

“Closing Statement” means a statement setting forth (i) the actual Cash of the Company as of immediately preceding the Closing (the “Actual Cash”), (ii) the actual Adjusted Working Capital as of immediately preceding the Closing (the “Actual Adjusted Working Capital”), (iii) actual Indebtedness as of the Closing (the “Actual Indebtedness”), (iv) the actual Company Transaction Costs as of the Closing (the “Actual Company Transaction Costs”), and (v) the re-calculated Closing Date Purchase Price using the Actual Cash, the Actual Adjusted Working Capital, the Actual Indebtedness and the Actual Company Transaction Costs instead of the Estimated Cash, the Estimated Adjusted Working Capital, the Estimated Indebtedness and the Estimated Company Transaction Costs, respectively (the “Recalculated Closing Date Purchase Price”).

“COBRA” has the meaning set forth in Section 2.20(d).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Commercial Agreement” has the meaning set forth in Section1.7(b)(i)(g).

“Company” has the meaning set forth in the recitals.

“Company Agreement” has the meaning set forth in Section 2.15(a).

“Company Intellectual Property” means the Company Owned Intellectual Property and the Company Licensed Intellectual Property.

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Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

“Company Licensed Intellectual Property” means all Intellectual Property that is licensed to the Company by any third party as of the date of this Agreement.

“Company Owned Intellectual Property” means all Intellectual Property owned or purported to be owned by the Company, in whole or in part, as of the date of this Agreement.

“Company Registrations” means Intellectual Property Registrations that are registered or filed in the name of the Company as of the date of this Agreement, alone or jointly with others.

“Company Source Code” means the source code for the Software included in the Customer Offerings but excluding in any event all source code that is customarily disclosed by the Company in the course of its business (e.g., APIs, Software integration documentation, etc.).

“Company Transaction Costs” means the unpaid fees and expenses payable by the Company arising from or incurred in connection with the preparation, negotiation, execution and consummation of this Agreement, the other documents referred to herein and the transactions contemplated hereunder and thereunder, including without limitation (i) fees and disbursements of attorneys, investment bankers, finders, consultants, accountants and other advisors, (ii) any bonus (including stay bonuses), severance, retention, change in control or similar payments or other compensation paid or payable to current or former stockholders, directors, officers or employees or Service Providers of the Company as a result of or the consummation of the transactions contemplated hereunder, together with any employer-side payroll or other employment Taxes on any of the foregoing, (iii) any fees or expenses associated with obtaining any payoff letters and the release and termination of any Security Interests of any Persons on behalf of the Seller or the Company, (iv) subject to Section 4.4(d), one half of any fees or expenses associated with obtaining necessary or appropriate waivers, amendments, modifications, consents or approvals of any Governmental Entity on behalf of the Company, (v) any fees or expenses associated with obtaining necessary or appropriate waivers, amendments, modifications, consents or approvals of any Persons (other than a Governmental Entity) on behalf of the Company; and (v) any costs and expenses associated with obtaining the Audited Financial Statements and the Audit Opinion in excess of $150,000.

“Confidentiality Agreement” means the Nondisclosure Agreement dated [***], by and between Buyer and the Company.

“Continuing Employee” means each employee of the Company or the Seller or its other Subsidiaries who is listed on Schedule 4.13(a).

“Contract” means any legally binding agreement, note, mortgage, indenture, lease, sublease, deed of trust, license, plan, instrument, undertaking, understanding, arrangement or other contract whether oral or written.

“Contributed Assets” means all assets, properties, claims, interests and rights, whether tangible or intangible, whether personal, real or mixed, wherever located of the Seller that, in each case, are exclusively used by the Seller and its Subsidiaries in the Business.

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Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

“Contributed Liabilities” has the meaning set forth in Section 4.14(b).

“Controlling Party” means the party controlling the defense of any Third Party Action.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemics or disease outbreaks.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester, safety or similar Law, Order, directive, guideline, pronouncement, or recommendation promulgated by any industry group or any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, or an industry group providing for business closures, in each case, in connection with or in response to COVID-19, including the Coronavirus Aid, Relief, and Economic Security Act of 2020, Pub. L. 116-136, and Families First Coronavirus Response Act of 2020.

“Customer Offerings” means (a) the products (including Software and Documentation) that are owned by the Company and that the Company as of the date of this Agreement develops, manufactures, markets, distributes, makes available, sells or licenses to third parties and (b) the services that the Company as of the date of this Agreement owns and provides or makes available to third parties. A true and complete list of all material Customer Offerings that the Company sells, licenses or provides to its customers as of the date of this Agreement is set forth in Section 2.14(c) of the Disclosure Schedule.

“Current Representation” has the meaning set forth in Section 8.17(a).

“Damages” means any and all debts, obligations and other actual liabilities, monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses, Taxes and reasonable expenses, whether known or unknown, accrued, absolute, contingent or otherwise, and regardless of when asserted or by whom, (including amounts paid in settlement (subject to the provisions relating to settlement elsewhere in this Agreement), interest, court costs, accountants, financial advisors and other experts, reasonable fees and expenses of attorneys, and other reasonable expenses of litigation, arbitration or other dispute resolution), but excluding punitive, or exemplary damages except in each case to the extent arising in a claim for Fraud or to the extent any such damages are awarded in connection with any Third Party Action.

“De-Identified Data” has the meaning set forth in Section 2.24(f).

“Designated Person” has the meaning set forth in Section 8.17(a).

“Disclosure Schedule” means the disclosure schedule provided by the Seller to the Buyer on the date hereof.

“Dispute” means (i) any dispute with respect to Actual Adjusted Working Capital, Actual Cash, Actual Indebtedness, Actual Company Transaction Costs and the Recalculated Closing Date Purchase Price described in Section 1.4(d) or (ii) any dispute resulting from the Indemnifying Party contesting in a Response its liability for all or part of the Claimed Amount.

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Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

“Documentation” means printed, visual or electronic materials, reports, white papers, documentation, specifications, designs, flow charts, code listings, instructions, user manuals, frequently asked questions, release notes, recall notices, error logs, diagnostic reports, marketing materials, packaging, labeling, service manuals and other information describing the use, operation, installation, configuration, features, functionality, pricing, marketing or correction of a product, whether or not provided to end user.

“DOL” means the United States Department of Labor.

“Downward Adjustment Amount” has the meaning set forth in Section 1.4(h).

“D&O Indemnified Person(s)” means any person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of the Company or any Subsidiary of the Company (each, together with such person’s heirs, executors or administrators).

“Earn-Out Payment” has the meaning set forth in Section 1.5(d).

“Earn-Out Period” has the meaning set forth in Section 1.5(a).

“Earn-Out Objection Certificate” has the meaning set forth in Section 1.5(b).

“Earn-Out Report” has the meaning set forth in Section 1.5(a).

“Earn-Out Target” means (i) for calendar year 2022, Adjusted Revenue of $[***] and (ii) for calendar year 2023, Adjusted Revenue of $[***].

“Employment Agreements” has the meaning set forth in Section 1.7(b)(i)(b).

“Environmental Law” means any federal, state or local Law, statute, rule, order, or regulation or the common law relating to the environment, or exposure of persons or property to Materials of Environmental Concern, including any statute, regulation, administrative decision or order pertaining to: (i) the presence of or the treatment, storage, disposal, generation, transportation, handling, distribution, manufacture, processing, use, import, export, labeling, recycling, registration, investigation or remediation of Materials of Environmental Concern or documentation related to the foregoing; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release, threatened release, or accidental release into the environment, the workplace or other areas of Materials of Environmental Concern, including emissions, discharges, injections, spills, escapes or dumping of Materials of Environmental Concern; (v) transfer of interests in or control of real property which may be contaminated; (vi) community or worker right-to-know disclosures with respect to Materials of Environmental Concern; (vii) the protection of wild life, marine life and wetlands, and endangered and threatened species; (viii) storage tanks, vessels, containers, abandoned or discarded barrels and other closed receptacles; and (ix) health and safety of employees and other persons.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and guidance issued thereunder.

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Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

“ERISA Affiliate” means any Person that would be considered a “single employer” together with the Company under Section 414(b), (c), (m) or (o) of the Code.

“Escrow Agent” means PNC Bank, National Association.

“Escrow Agreement” has the meaning set forth in Section 1.7(b)(i)(h).

“Escrow Fund” has the meaning set forth in Section 1.3(b).

“Estimated Cash” has the meaning set forth in Section 1.4(a).

“Estimated Company Transaction Costs” has the meaning set forth in Section 1.4(a).

“Estimated Indebtedness” has the meaning set forth in Section 1.4(a).

“Estimated Working Capital” has the meaning set forth in Section 1.4(a).

“Excepted Matters” any claim pursuant to Section 5.1(a)(i) relating to a breach of or inaccuracy in the Fundamental Representations or any claim arising out of or related to Fraud.

“Expiration Date” has the meaning set forth in Section 5.3.

“Exploit” or “Exploitation” means develop, design, test, modify, make, use, sell, have made, used and sold, import, reproduce, market, distribute, commercialize, support, maintain, correct and create derivative works of.

“Final Adjusted Working Capital” shall mean the final Adjusted Working Capital as determined pursuant to the procedures set forth in Section 1.4(d).

“Final Cash” shall mean the final Cash of the Company as determined pursuant to the procedures set forth in Section 1.4(d).

“Final Closing Date Purchase Price” shall mean the final Recalculated Closing Date Purchase Price as determined pursuant to the procedures set forth in Section 1.4(d).

“Final Closing Statement” shall mean the final Closing Statement as determined pursuant to the procedures set forth in Section 1.4(d).

“Final Company Transaction Costs” shall mean the final Company Transaction Costs as determined pursuant to the procedures set forth in Section 1.4(d).

“Final Determination” has the meaning set forth in Section 4.1(g).

“Final Indebtedness” shall mean the final Indebtedness as determined pursuant to the procedures set forth in Section 1.4(d).

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Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

“Financial Statements” means the unaudited balance sheets and statements of income, changes in stockholders’ equity and cash flows of the Company for the year ended December 31, 2021.

“Fraud” means an intentional or willful misrepresentation of material facts that constitutes common law fraud under the laws of the State of Delaware.

“Fundamental Representations” has the meaning set forth in Section 5.3.

“GAAP” means United States generally accepted accounting principles consistently applied.

“GDPR” means the EU General Data Protection Regulation 2016/679 (formally, EU Data Protection Directive (Directive 95/46/EEC).

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence, or which govern its internal affairs. For example, the “Governing Documents” of a corporation are its certificate of incorporation and by-laws, the “Governing Documents” of a limited partnership are its limited partnership agreement and certificate of limited partnership and the “Governing Documents” of a limited liability company are its operating agreement and certificate of formation.

“Governmental Closure” has the meaning set forth in Section 4.4(c).

“Governmental Entity” means any federal, state, national, provincial, municipal, foreign or other governmental department, board, bureau, court, arbitrational tribunal (public or private), administrative agency or commission, legislative body, instrumentality, regulatory entity or other quasi-governmental or quasi-regulatory authority or agency, including any taxing or other authority competent to impose any Tax liability or collect any Tax.

“Government Sponsored Health Care Programs” means health benefit programs that are sponsored by a Governmental Entity including, but not limited to, the Medicare Program (Title XVIII of the Social Security Act); the Medicaid Program (Title XIX of the Social Security Act); and the TRICARE Program (10 U.S.C. § 1071 et seq.).

“Health Care Laws” means all Laws relating to: (a) the licensure, certification, registration, qualification or authority to operate or transact business in connection with the provision of, payment for, or arrangement of, the practice of pharmacy, pharmacy shared service and central fill and central prescription processing, prescription transfers, benefit investigation, prior authorization, health and drug discount cards coupons and programs, health benefits or health insurance, including Laws that regulate the issuance and administration of health and pharmacy discount cards and coupons, managed care, third party payors and persons bearing the financial risk for the provision or arrangement of health care services and, without limiting the generality of the foregoing, Laws relating to Government Sponsored Health Care Programs; (b) the solicitation or acceptance of improper incentives involving Persons operating in the health care industry, including, without limitation, Laws prohibiting or regulating fraud and abuse, patient referrals or

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Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

provider or patient incentives generally or under the following statutes: the federal anti-kickback law (42 U.S.C. § 1320a-7b) and the regulations promulgated thereunder, the Stark laws (42 U.S.C. § 1395nn) and the regulations promulgated thereunder, the Federal False Claims Act (31 U.S.C. §§ 3729, et seq.), and the federal Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the federal Program Fraud Civil Remedies Act (31 U.S.C. § 3801 et seq.), the Federal Health Care Fraud Law (18 U.S.C. § 1347), and any anti-kickback, anti-inducement, fee-splitting, physician self-referral or false claim act state law; (c) billings to insurance companies, health maintenance organizations and other managed care plans or otherwise related to insurance fraud; (d) the Federal Drug and Cosmetic Act, 21 U.S.C. Section 301 et. seq.; (e) the Federal Controlled Substances Act, 21 U.S.C. §§ 801 et seq.; (h) Controlled Substances Import and Export Act (21 U.S.C. §§ 951 et seq.) and applicable state Laws regulating the dispensing, possession, distribution, provision or use of prescription drugs, over the counter drugs and controlled substances; (i) the Patient Protection; and Affordable Care Act (Pub. L. 111-148), as amended by the Health Care and Education Reconciliation Act of 2010 (Pub. L. 111-152), and the regulations promulgated thereunder; (j) HIPAA, (k) applicable state laws related to the practice of medicine, nursing, and other health care professions; and (l) any other Law, regulation, or other public issuance by a Governmental Entity having the force of law and which regulates inducements, kickbacks, marketing, consumer protection or privacy, drug marketing or advertising, fee splitting, patient or program charges, recordkeeping and reporting, claims processing, documentation requirements, the hiring of employees or acquisition of services or supplies from those who have been excluded from government health care programs, quality, safety, privacy, security, licensure, or accreditation.

“Health Care Professional” means an individual providing professional services for or on behalf of the Company that require licensure, certifications, registrations, training, or other accreditations to provide such services.

“HIPAA” means the administrative and simplification provisions of the Health Insurance Portability and Accountability Act of 1996 (Pub. L. No. 104-191), as amended, and its implementing rules and regulations with respect to privacy, security of health information, breach notification, and transactions and code sets, and any provisions of the Health Information Technology for Economic and Clinical Health Act (Pub. L. No. 111-5) that amend or extend the foregoing and its implementing rules and regulations.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and Regulations thereunder.

“Indebtedness” means with respect to the Company (a) indebtedness for borrowed money, (b) indebtedness secured by any Security Interests on owned property, whether or not the indebtedness secured has been assumed, (c) indebtedness evidenced by notes, bonds, debentures, mortgages, deeds of trust or similar instruments, (d) capital leases, including all amounts representing the capitalization of rentals in accordance with GAAP, (e) all obligations for the deferred purchase price of property or services, including earn-outs and other contingent liabilities (other than current liabilities incurred in the Ordinary Course of Business), (f) all legally binding commitments by which a Person assures a creditor against loss (including contingent reimbursement obligations regarding letters of credit, to the extent drawn, surety bonds, performance bonds, bankers’ acceptances and similar instruments), (g) any unsatisfied liability for

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Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

“withdrawal liability” to a “multi-employer plan” as such terms are defined under ERISA, (h) all obligations under any hedging or swap obligation or other similar arrangement, (i) any Liabilities with respect to Taxes of the Company for a Pre-Closing Tax Period, (j) any unpaid defined benefit or defined contribution plan liabilities or obligations that have been accrued for or are payable to current or former employees or independent contractors, including, for the avoidance of doubt, any portion of the employer contribution obligations of the Company owed or payable by the Company as of immediately preceding the Closing or otherwise attributable to periods prior to the Closing, (k) any accrued but unpaid commission, bonus, profit sharing or similar types of payments, in each case including the employer’s share of all employment, payroll and similar Taxes thereon, (l) outstanding severance obligations and accrued but unpaid deferred compensation, in each case including the employer’s share of all employment, payroll and similar Taxes thereon, (m) all obligations in respect of guaranties, in any manner, of all or any part of any Indebtedness of any other Person, and (n) all outstanding prepayment premiums, if any, and accrued interest, fees and expenses and guarantees with respect to liabilities of a type described in any of clauses (a) through (l) above. The term “Indebtedness” does not include (x) accounts payable to trade creditors and accrued expenses, in each case arising in the Ordinary Course of Business, or (y) any Liabilities owed by the Company to any of its Affiliates. Indebtedness expressly excludes any amount included under Company Transaction Costs or Adjusted Working Capital.

“Indemnified Party” means a Person entitled, or seeking to assert rights, to indemnification pursuant to Article V. To the extent (i) any Buyer Indemnified Party is the Indemnified Party, then the Seller shall deliver any notices and communication as may be required under Article V to the Buyer, and (ii) any Seller Indemnified Party is the Indemnified Party, then the Buyer shall deliver any notices and communication as may be required under Article V to the Seller.

“Indemnified Taxes” means all Liabilities for (i) Taxes of the Seller or any of its predecessors or Affiliates (including, for the avoidance of doubt, any Taxes resulting from the transactions contemplated by this Agreement, including Taxes attributable to the 338(h)(10) Election), (ii) Taxes of the Company for all Pre-Closing Tax Periods (including, for the avoidance of doubt, any Taxes resulting from the transactions contemplated by this Agreement), (iii) Taxes of any member of the Seller Consolidated Group of which the Company (or any predecessor of the Company) is or was a member on or prior to the Closing, including pursuant to Treasury Regulations Section 1.1502-6 or any analogous or similar state, local, or foreign law or regulation, (iv) for a breach or inaccuracy of any Tax Representation; provided that notwithstanding anything else in this Agreement to the contrary, it is the intent of the Parties that a breach or inaccuracy of the Tax Representations will be deemed to occur for purposes of determining whether a Liability is an Indemnified Tax whether or not such breach is disclosed on the Disclosure Schedule, and (vii) Taxes of any Person imposed on the Company as a transferee or successor, by contract or pursuant to any law, rule or regulation, which Taxes are imposed on the Company as a result of an event or transaction occurring prior to the Closing, provided, that Indemnified Taxes shall not include any Taxes taken into account as Indebtedness or as a liability in Company Transaction Costs.

“Indemnifying Party” means the Person from whom indemnification is sought by the Indemnified Party pursuant to Article V.

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Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

“Information Privacy and Security Laws” means collectively, all as amended (i) HIPAA; (ii) the CCPA; (iii) the Payment Card Industry Data Security Standard issued by the PCI Security Standards Council; (iv) all Company Agreement to which Company is a party that are applicable to the creation, collection, access, use, disclosure, transfer, maintenance, transmittal, safeguarding, privacy, security, processing, or confidentiality of Personal Information; (v) the Company’s website privacy policies; and (vi) all other applicable international and U.S. federal, state, and local Laws governing the creation, collection, access, use, disclosure, transfer, maintenance, transmittal, safeguarding, processing, privacy, security or confidentiality of Personal Information including, but not limited to the Public Health Service Act, 42 U.S.C. §§ 290dd-2 through 290ee-3 and implementing regulations; the Telephone Consumer Protection Act (47 U.S.C. § 227 et seq.) (“TCPA”); the Telemarketing Sales Rules (16 C.F.R. Part 310); the Telemarketing and Consumer Fraud and Abuse Prevention Act; the Fair and Accurate Credit Transaction Act; the Fair Credit Reporting Act; the CAN-SPAM Act; the Federal Trade Commission Act (15 U.S.C. §§ 41-58) and Federal Trade Commission regulations; the Children’s Online Privacy Protection Act; the Gramm-Leach-Bliley Act; the Privacy Act of 1974; any Law concerning website and mobile application privacy policies; Laws governing health information and biometric information; Nevada Revised Statutes Chapter 603A; the Massachusetts Standards for the Protection of Personal Information of Residents of the Commonwealth; GDPR Laws to protect consumers from unfair and deceptive trade practices and data breach notification Laws.

“Intellectual Property” means the following subsisting throughout the world:

(a) Patent Rights;

(b) Trademarks and all goodwill in the Trademarks;

(c) copyrights, designs, data and database rights and registrations and applications for registration thereof, including moral rights of authors;

(d) mask works and registrations and applications for registration thereof and any other rights in semiconductor topologies under the laws of any jurisdiction;

(e) inventions, invention disclosures, statutory invention registrations, trade secrets and confidential business information, know-how, manufacturing and product and other processes and techniques, research and development information, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, whether patentable or nonpatentable, whether copyrightable or noncopyrightable and whether or not reduced to practice; and

(f) other proprietary rights relating to any of the foregoing (including remedies against infringement thereof and rights of protection of interest therein under the laws of all jurisdictions).

“Intellectual Property Registrations” means Patent Rights, registered Trademarks, registered copyrights and designs, mask work registrations, domain names, and any and all other filings, applications and registrations for any Intellectual Property.

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Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

“Internal Systems” means the computer, communications and network systems and processes (both desktop and enterprise-wide), laboratory equipment, reagents, materials and test, calibration and measurement apparatus owned, leased or licensed by the Company and used by the Company in its business to develop, manufacture, fabricate, assemble, provide, distribute, support, maintain or test the Customer Offerings, whether located on the premises of the Company or hosted at a third party site.

“IRS” means the United States Internal Revenue Service.

“Key Employee” shall mean each of [***].

“Key Employee Employment Agreements” has the meaning set forth in Section 6.2(h).

“Knowledge” “Company’s Knowledge”, “Seller’s Knowledge” or any similar phrase means the actual knowledge of the Key Employees including information of which such Person would have obtained actual knowledge had such Person made reasonable inquiries with his direct reports.

“Law” means any applicable U.S. and foreign federal, state, national, provincial, local and municipal law (including common law), statute, ordinance, code, rule, order, regulation, directive or other legal or administrative requirement enacted, entered, promulgated or issued by any Governmental Entity. Any reference to any federal, state, national provincial, local, municipal, foreign or other law shall be deemed also to refer to all rules and regulations promulgated thereunder (including rules and regulations of the Securities and Exchange Commission and state securities regulators), unless the context requires otherwise.

“Lease” means any lease or sublease pursuant to which the Company leases or subleases of any real property from another party.

“Liability” means any and all debts, liabilities and obligations of any kind, whether accrued or fixed, absolute or contingent, known or unknown, matured or unmatured, determined or undeterminable, on-or-off balance sheet including those arising under Law, Action or Order.

“Malicious Code” means any computer code, viruses, worms, Trojan horses, bugs, faults or any other procedures, routines or mechanisms which may: (i) disrupt, disable, harm or impair in any material way any software’s or any Internal System’s operation, (ii) cause any software or Internal Systems to damage or corrupt any data, storage media, programs, equipment or communications of the Company, or otherwise interfere with the Company’s operations or (iii) permit any third party to access any such software or Internal Systems to cause disruption, disablement, harm, impairment, damage erasure or corruption (sometimes referred to as “malware,” “traps”, “viruses”, “access codes”, “back doors” “Trojan horses,” “time bombs,” “worms,” “ransomware” or “drop dead devices”).

“Management Incentive Plan” has the meaning set forth in Section 1.7(b)(ii)(f).

“March 31, 2022 Review” has the meaning set forth in Section 4.4(f).

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Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

“Material Adverse Effect” shall mean any change, event, occurrence, development or effect that individually or in the aggregate with all other changes events occurrences developments or effects (a) has had, or reasonably would be expected to have, a material adverse effect upon the assets, liabilities, business or condition (financial or other) operations or results of operations of the Company taken as a whole, or (b) would reasonably be expected to prevent or materially delay or impair the consummation of the Sale, except, solely with respect to clause (a) above, none of any such change, event, occurrence, development or effect shall be deemed to constitute a Material Adverse Effect or be taken into account in determining whether is a Material Adverse Effect: (i) changes, events or developments in or affecting the Company’s industry, including changes in the use, adoption or non-adoption of technologies or industry standards or the geographic region in which the Company operates, (ii) changes, events or developments in credit, debt, financial or securities markets or the economy in general in the U.S. or Europe or internationally (including with respect to interest or exchange rates), (iii) any Change of Law or change in GAAP or in the interpretation or enforcement thereof, (iv) any act of war or terrorism, (v) any outbreak or escalation of any military conflict, declared or undeclared war, armed hostilities, or acts of foreign or domestic terrorism, cyber-terrorism, cyber-attack, civil unrest, civil disobedience, riots or looting, or any changes in political conditions, (vi) any hurricane, flood, tornado, earthquake, or other natural disaster, epidemic, pandemic or disease outbreak (including COVID-19 or any worsening thereof), or COVID-19 Measures, or any change in such COVID-19 Measures or the interpretation or enforcement thereof, or other natural or manmade disasters, acts of God or force majeure events, (vii) any failure by the Company to meet any internal or external estimates, expectations, budgets, projections or forecasts (but not the underlying causes of such failure unless such underlying causes would otherwise be excluded from this definition, (viii) the taking of any action expressly required by this Agreement or at the written request of or with the written consent of the Buyer or (ix) the failure by the Seller or the Company to take any action prohibited by this Agreement; provided that the changes, effects and developments described in clauses (i) through (vi) shall be disregarded only if the effect, change or development is not disproportionately adverse to the Company compared to other Persons operating in the industries in which the Company operates and only to the extent that it is disproportionately adverse to the Company. [***].

“Materials of Environmental Concern” means any: pollutants, contaminants or hazardous substances, pesticides, solid wastes and hazardous wastes, chemicals, other hazardous, radioactive or toxic materials, oil, petroleum and petroleum products (and fractions thereof), or any other material (or article containing such material), substance or waste listed or subject to regulation under any Law or Permit due to its potential, directly or indirectly, to harm the environment or the health of humans or other living beings, or for which liability or standards of conduct may be imposed under Environmental Laws.

“Non-controlling Party” means the party not controlling the defense of any Third Party Action.

“Non-Key Employee” shall mean any of [***].

“Objection Deadline Date” has the meaning set forth in Section 1.4(d).

“Objection Statement” has the meaning set forth in Section 1.4(d).

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Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

“Open Source Materials” means all Software that is distributed as “free software”, “open source software” or under a similar licensing or distribution model, including, but not limited to, the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), or any other license described by the Open Source Initiative as set forth on www.opensource.org.

“Order” means any decision, ruling, charge, order, writ, judgment, injunction, decree, stipulation, determination, award or binding agreement issued, promulgated or entered by or with any Governmental Entity including any consent order and administrative order.

“Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to frequency and amount).

[***].

“Party” or “Parties” means the Buyer and the Seller individually or collectively, as the case may be.

“Patent Rights” means all patents, patent applications, utility models, design registrations and certificates of invention and other governmental grants for the protection of inventions or industrial designs (including all related continuations, continuations-in-part, divisionals, foreign counterparts, reissues and reexaminations).

“Payment Programs” means Government Sponsored Health Care Programs, commercial or private payor arrangements, including those operated by pharmacies, pharmacy benefit managers, or other third-party payor programs.

“Permits” means all permits, licenses, registrations, certificates, orders, approvals, franchises, variances and similar rights issued by or obtained from any Governmental Entity (including those issued or required under Environmental Laws, Health Care Laws, and those relating to the occupancy or use of owned or leased real property).

“Pen Test” has the meaning set forth in Section 4.4(e).

[***].

“Person” means any natural or artificial person, including any corporation, general partnership, limited partnership, limited liability company or partnership, proprietorship, other business organization, trust, union, association or Governmental Entity.

“Personal Information” means any information that relates to an identified or identifiable person or device or may reasonably identify a person or device, including, but not limited to, (i) name, address, telephone number, health information, drivers’ license number, government issued identification number, location data, electronic identifier, or any other data or other factors specific to the physical, physiological, genetic, mental, economic, cultural or social identity which can be used to directly or indirectly identify, contact, or precisely locate an individual; (ii) any PHI, (iii) any “personally identifiable information” as defined in the CCPA, (iv) any Personal Data of a Data

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Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

Subject as such terms are defined in the GDPR, any nonpublic personally identifiable financial information, such as information relating to a relationship between an individual person and a financial institution or related to a financial transaction by such individual person with a financial institution; (v) any information or data that is governed, regulated, or protected as Personal Information (or similar terms such as “Personally Identifiable Information”, as defined by applicable state and federal laws) by one or more Information Privacy and Security Laws or (vi) Internet Protocol addresses or other persistent device identifiers. Personal Information may relate to any individual, including employees, contractors, customers, patients or end users.

“PHI” has the meaning set forth in Section 2.24(e).

“Post-Closing Representation” has the meaning set forth in Section 8.17(a).

“Post-Closing Tax Period” means any Tax period (or the portion of any Straddle Period) beginning after the Closing Date.

“Pre-Closing Tax Period” means any Tax period (or the portion of any Straddle Period) ending on or before the Closing Date.

“Prohibited Business” has the meaning set forth in Section 4.10(b).

“Purchase Price” has the meaning set forth in Section 1.3(a)(i).

“Regular Indemnities” has the meaning set forth in Section 5.4(b).

“Regulatory Termination Fee” means an amount in cash equal to [***].

“Related Party” has the meaning set forth in Section 3.26.

“Repaid Debt” has the meaning set forth in Section 1.6.

“Representatives” has the meaning set forth in Section 4.9(a).

“Response” means a written response containing the information provided for in Section 5.2(c).

“Restricted Period” has the meaning set forth in Section 4.10(a).

[***].

[***].

“Sale” has the meaning set forth in Section 1.1.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

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Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

“Security Interest” means any mortgage, pledge, security interest, encumbrance, charge, claim, option, easement, right of way, encroachment or other lien (whether arising by contract, by operation of Law or otherwise), other than (i) mechanic’s, materialmen’s, and similar liens, (ii) liens arising under worker’s compensation, unemployment insurance, social security, retirement, and similar legislation, (iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the Ordinary Course of Business of the Company and not material to the Company, and (iv) licenses and other rights under Intellectual Property (representations and warranties with respect to Intellectual Property are specifically addressed in Section 2.14).

[***].

“Seller” has the meaning set forth in the preamble.

“Seller Consolidated Group” means any consolidated, combined, or unitary Tax group for U.S. tax purposes that includes any member of the Seller Group and the Company.

“Seller Consolidated Tax Return” has the meaning set forth in Section 4.1(a).

“Seller Credit Agreement” means that certain Financing Agreement, dated as of April 24, 2019, by and among the Seller as borrower, certain Subsidiaries of the Seller (including the Company) from time to time party thereto as guarantors, the lenders party thereto and Sixth Street Specialty Lending, Inc. (f/k/a TPG Specialty Lending, Inc.) as administrative agent (as amended from time to time).

“Seller Group” means Seller and its Subsidiaries other than the Company.

“Seller Indemnified Parties” has the meaning set forth in Section 5.1(b).

“Seller Releasing Parties” has the meaning set forth in Section 4.11(a).

“Separate Company Tax Return” means a Tax Return that is filed by the Company on a separate entity basis, excluding for the avoidance of doubt, any Tax Return that is filed by or on behalf of a Seller Consolidated Group.

“Service Provider” means any employee, officer and individual consultant or independent contractor of, or any other individual providing services to the Company.

“Shares” has the meaning set forth in the recitals.

“Software” means computer software code, applications, software utilities, software development tools, software diagnostics tools, databases and embedded software, whether in source code, interpreted code or object code form.

“Special Indemnity Representations” means [***].

“Special Representations” has the meaning set forth in Section 5.3.

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Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

“Straddle Period” means a taxable period beginning on or prior to the Closing Date and ending after the Closing Date.

“Sublease” means that certain Sublease Agreement to be entered into between the Company and the Seller with respect to certain premises located at 951 Yamato Road in Boca Raton, Florida, in substantially the form agreed to by the Seller and the Buyer prior to the execution of this Agreement.

“Subsidiary” means with any Person with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or other equity interests or has the power to vote or direct the voting of a sufficient securities to elect a majority of the directors or managers.

“Target Working Capital Amount” means [***].

“Taxes” means any U.S. federal, state, local or non-United States taxes, charges, fees, levies or other similar assessments or Liabilities of any kind, including income, gross receipts, franchise, alternative minimum, sales, use, transfer, value added, excise, stamp, customs, real property, personal property, capital stock, social security, unemployment or other tax, production, ad valorem, registration, profits, license, lease, service, service use, withholding, payroll, employment, estimated, healthcare, escheat or unclaimed property (in each case whether treated as a tax under local Law), severance, environmental, occupation, premium, real property gains, windfall profits, duties or other taxes, fees, assessments or charges of any kind whatsoever and any interest, penalties or additions to tax in respect of the foregoing, in each case whether disputed or not.

“Tax Proceeding” has the meaning set forth in Section 4.1(b)(i).

“Tax Representations” means the representations or warranties set forth in Section 2.8(l) and Section 2.10.

“Tax Returns” means any and all reports, returns (including information returns), declarations, or statements relating to Taxes, including any schedule or attachment thereto, including any amendment thereof filed or required to be filed in connection with the determination, assessment, collection or payment of Taxes or in connection with the administration, implementation or enforcement of or compliance with any legal requirement relating to any Tax, and including, for the avoidance of doubt, FinCEN Form 114 or U.S. Department of Treasury Form TD F 90-22.1.

“Tax Sharing Agreement” means a Contract, a principal purpose of which is the sharing or allocation of or indemnification for Taxes.

“Termination Date” has the meaning set forth in Section 7(b)(i).

“Threshold Amount” has the meaning set forth in Section 5.4(a).

“Third-Party Acquisition” has the meaning set forth in Section 4.9(a).

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Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

“Third Party Action” means any Action by a Person other than a Party for which indemnification may be sought by a Party under Article V.

“Threshold Amount” has the meaning set forth in Section 5.4(a).

“Top Customer” is defined in Section 2.25.

“Trademarks” means all registered trademarks and service marks, logos, Internet domain names, corporate names and doing business designations and all registrations and applications for registration of the foregoing, common law trademarks and service marks and trade dress.

“Transaction Documents” means, collectively, this Agreement and the Ancillary Agreements.

“Transaction Tax Deductions” means without duplication, any income Tax deduction attributable to the payment of the Company Transaction Costs (including amounts that would have been Company Transaction Costs but were in fact paid prior to the Closing), any costs, expenses or other liabilities included as liabilities in the calculation of Adjusted Date Working Capital of the Company pursuant to Section 1.3 or Section 1.4 or Indebtedness pursuant to Section 1.3 or Section 1.4, and any deduction for unamortized financing costs of the Company and premium deductions arising from the repayment of indebtedness, in each case incurred in connection with the transactions contemplated by this Agreement; provided, that the Parties shall make any available elections under Revenue Procedure 2011‑29, 2011‑18 IRB to treat seventy percent (70%) of any success‑based fees that were paid as an amount that did not facilitate the transactions contemplated hereby, and therefore treat seventy percent (70%) of such costs as deductible in the taxable year that included the Closing Date for U.S. federal (and applicable state and local) income tax purposes.

“Transfer Taxes” means any real property transfer, sales, use, transfer, value added, stock transfer and stamp Taxes, any transfer, recording, registration and other fees and any similar Taxes which, in each case, become payable as a result of and in connection with any transaction contemplated by this Agreement, together, with any related interest, penalties or additions to Tax.

“Transition Services Agreement” has the meaning set forth in Section 1.7(b)(i)(i).

“Treasury Regulations” means the regulations under the Code promulgated by the United States Treasury Department.

“United States” and “U.S.” means the United States of America.

“Unresolved Objections” has the meaning set forth in Section 1.4(b)(ii).

“vitaCare Trademarks” means all Trademarks rights and goodwill that are associated with (i) “vitaCare,” (ii) all variations of “vitaCare,” (iii) all compounded or combined terms, words or phrases that include “vitaCare,” and (iv) all other derivations of “vitaCare,” but in all cases excluding “VitaMed.”

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Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

“VitaMed Trademarks” means all Trademarks rights and goodwill that are associated with (i) “VitaMed,” (ii) all variations of “VitaMed,” (iii) all compounded or combined terms, words or phrases that include “VitaMed,” and (iv) all other derivations of “VitaMed,” but in all cases excluding “vitaCare.”

EXHIBIT B

COMMERCIAL AGREEMENT

EXHIBIT C

ESCROW AGREEMENT

EXHIBIT D

TRANSITION SERVICES AGREEMENT

EXHIBIT E

MANAGEMENT INCENTIVE PLAN

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